Filed Pursuant to Rule 424(b)(5)

Registration No. 333-257238

PROSPECTUS SUPPLEMENT
(To Prospectus dated July 27, 2021)

MEDALIST DIVERSIFIED REIT, INC.

Up to $6,665,299 of
Common Stock

We entered into a Standby Equity Purchase Agreement (the “SEPA”), with YA II PN, Ltd., a Cayman Islands exempt limited partnership (“YA”), on November 17, 2021 for the offer and sale to YA of up to $6,665,299 of shares of our common stock, par value $0.01 per share (the “shares”), offered by this prospectus supplement and the accompanying prospectus. The Company will be able to sell up to $6,665,299 of shares of its common stock to YA at the Company’s request any time during the 36 months following the date of the SEPA. The shares would be purchased by YA pursuant to the SEPA at 96.5% of the Market Price (as defined below) and would be subject to certain limitations, including that YA could not purchase any shares that would result in it owning more than 4.99% of our common stock. “Market Price” shall mean the lowest daily VWAP (as defined below) of the Company’s common stock during the three (3) consecutive trading days commencing on the trading day following the date the Company submits an advance notice to YA. “VWAP” means, for any trading day, the daily volume weighted average price of the Company’s common stock for such date on the principal market as reported by Bloomberg L.P. during regular trading hours.

This prospectus supplement and the accompanying prospectus also cover the sale of these shares by YA to the public. Though we have been advised by YA, and YA represents in the SEPA, that YA is purchasing the shares for its own account, for investment purposes in which it takes investment risk (including, without limitation, the risk of loss), and without any view or intention to distribute such shares in violation of the Securities Act of 1933, as amended (the “Securities Act”) or any other applicable securities laws, the Securities and Exchange Commission (the “SEC”) may take the position that YA may be deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act and any profits on the sales of shares of our common stock by YA and any discounts, commissions or concessions received by YA is deemed to be underwriting discounts and commissions under the Securities Act.  For additional information on the methods of sale that may be used by YA, see the section entitled “Plan of Distribution.”

Our common stock is listed on the Nasdaq Capital Market under the symbol “MDRR.” On November 16, 2021, the last reported sale price of our common stock was $1.13 per share.

We are organized and conduct our operations in a manner that will allow us to maintain our qualification as a real estate investment trust, or REIT, for federal income tax purposes. To assist us in qualifying as a REIT, among other purposes, our charter contains certain restrictions relating to the ownership and transfer of our capital stock. See “Description of Capital Stock — Restrictions on Ownership and Transfer” in the accompanying prospectus.

The securities offered by this prospectus supplement involved a high degree of risk. See “Risk Factors” beginning on page S-2 of this prospectus supplement, page 7 of the accompanying prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement or the accompanying prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Prospectus Supplement Dated November 17, 2021

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained in this prospectus supplement, the accompanying prospectus, and any information incorporated by reference herein. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any information incorporated by reference herein. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus supplement or the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate on any date subsequent to the date set forth on its front cover or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement and the accompanying prospectus are delivered or securities are sold on a later date.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and adds to or updates the information contained in the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information about the securities we may offer from time to time, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the shares of our common stock being offered, and other information you should know before investing in these securities.

You should rely only on this prospectus supplement, the accompanying prospectus, and the information incorporated or deemed to be incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. We have not authorized anyone to provide you with information that is in addition to, or different from, that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than as of the date of this prospectus supplement or the accompanying prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of shares of our common stock. Our business, financial condition, liquidity, results of operations, and prospects may have changed since those dates.

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 (Registration No. 333-257238), as amended, that we initially filed with the SEC on June 6, 2021, and was declared effective on July 27, 2021. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in the accompanying prospectus in one or more offerings up to a total dollar amount of $150,000,000. This prospectus supplement does not contain all of the information that we have included in the registration statement and the accompanying exhibits and schedules thereto in accordance with the rules and regulations of the SEC, and we refer you to such omitted information. It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus before making your investment decision. You should also read and consider the additional information incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement. All capitalized terms not defined in this prospectus supplement shall have the meaning described in the accompanying prospectus.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the prospectus supplement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements included in this prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act; Section 27A of the Securities Act of 1933, as amended, or the Securities Act; and pursuant to the Private Securities Litigation Reform Act of 1995. These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in any forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

The forward-looking statements included in this prospectus supplement, the accompanying prospectus, and the information incorporated herein by reference are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors that could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	the factors included in this prospectus supplement, the accompanying prospectus, and incorporated herein by reference, including those set forth under the heading “Risk Factors”;

•	our ability to invest the net proceeds of any offering in the manner set forth in this prospectus supplement, or the accompanying prospectus;

•	the competitive environment in which we operate;
•	national, international, regional and local economic conditions;
•	capital expenditures;
•	the availability, terms and deployment of capital;
•	financing risks;
•	the general level of interest rates;
•	changes in our business or strategy;
•	fluctuations in interest rates and increased operating costs;
•	our limited operating history;
•	the degree and nature of our competition;
•	our dependence upon our Manager and key personnel;
•	defaults on or non-renewal of leases by tenants;
•	decreased rental rates or increased vacancy rates;
•	our ability to make distributions on shares of our common stock;
•	difficulties in identifying properties to acquire and completing acquisitions;
•	our inability to successfully complete real estate acquisitions or dispositions on the terms we expect, or at all;
•	our ability to operate as a public company;
•	potential natural disasters such as hurricanes;
•	the impact of the COVID-19 pandemic and its effect on our results from operations;
•	our ability to maintain our qualification as a REIT for U.S. federal income tax purposes;
•	potential changes in the law or governmental regulations that affect us and interpretations of those laws and regulations, including changes in real estate and zoning or tax laws, and potential increases in real property tax rates; and
•	related industry developments, including trends affecting our business, financial condition and results of operations.

S-iii

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus supplement, the accompanying prospectus, or the information incorporated herein by reference. All forward-looking statements speak only as of their respective dates and the risk that actual results will differ materially from the expectations expressed in this prospectus supplement, the accompanying prospectus, and the information included herein by reference will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus supplement, the accompanying prospectus, and the information incorporated herein by reference, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus supplement, the accompanying prospectus, or the information incorporated herein by reference will be achieved.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Because it is a summary, it may not contain all the information that you should consider before investing in our common stock. This prospectus supplement and the accompanying prospectus include or incorporate by reference information about the common stock we are offering, as well as information regarding our business and detailed financial data. To fully understand this offering, you should carefully read this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference and any free writing prospectus we have prepared, including the sections entitled “Risk Factors” herein and incorporated by reference herein and therein, before investing in our common stock.

Unless the context otherwise requires or indicates, references in this prospectus to “us,” “we,” “our” or “our company” refer to Medalist Diversified REIT, Inc., a Maryland corporation, together with its consolidated subsidiaries, including Medalist Diversified Holdings, L.P., a Delaware limited partnership, which we refer to as our operating partnership. We refer to Medalist Fund Manager, Inc., a Virginia corporation, as our Manager. As used in this prospectus supplement, an affiliate of, or person affiliated with, a specified person, is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

Our Company

Medalist Diversified REIT, Inc. was formed in 2015 as a Maryland corporation, to acquire, reposition, renovate, lease and manage income-producing properties, or Investments, with a primary focus on (i) commercial properties, including flex-industrial, and retail properties, (ii) multi-family residential properties and (iii) hotel properties. We invest primarily in properties across secondary and tertiary markets in the southeastern part of the United States, with a concentration in Virginia, North Carolina, South Carolina, Georgia, Florida and Alabama. Beginning with our taxable year ended December 31, 2017, we believe that we have operated in a manner qualifying us as a REIT, and we have elected to be taxed as a REIT for federal income tax purposes. We are externally managed and advised by Medalist Fund Manager, Inc., a Virginia corporation, or our Manager. Our Manager makes all investment decisions for us. Our Manager is owned fifty percent each by Mr. Bill Elliott and Mr. Tim Messier, who are co-Presidents thereof.

We operate as an UPREIT, and own our properties through our subsidiary, Medalist Diversified Holdings, L.P., a Delaware limited partnership. We may also pursue other real estate-related investments, including but not limited to equity or other ownership interests in entities that are the direct or indirect owners of real property, or indirect investments in real property, such as those that may be obtained in a joint venture. We anticipate that any such equity or joint venture investments to be in controlling interests in such entities. While we do not intend for these types of investments to be a primary focus, we may make such investments in our Manager’s sole discretion. We refer to our investments in real property and our real estate-related investments, collectively, as Investments.

As of the date of the prospectus supplement, we own eight Investments comprised of four retail properties, one hotel property and three flex/industrial properties.

Our principal objectives include sourcing value-add Investments in markets in which we maintain deep industry relationships and local market knowledge, and the creation of value for stockholders by utilizing our relationships and local knowledge of commercial real estate investment, management and disposition. There is, however, no assurance that any of these objectives will be achieved.

 We may make Investments in properties owned by unaffiliated third parties, our Manager, or affiliates of our Manager, as determined by our Manager in its sole discretion. The purchase price of any Investment owned by an affiliated party will be based upon the fair market value of the asset established by third-party MAI appraisal.

Corporate Information

We were incorporated on September 28, 2015 under the laws of the State of Maryland for the purpose of raising capital and acquiring a diverse portfolio of real estate assets. Our principal executive offices are located at 1051 E. Cary Street, Suite 601, James Center Three, Richmond, Virginia 23219. Our telephone number is (804) 344-4435.

RISK FACTORS

Investing in our common stock involves significant risks. Before purchasing the common stock offered by this prospectus supplement and the accompanying prospectus, you should carefully consider the risks, uncertainties and additional information (i) set forth on page 7 of the accompanying prospectus, (ii) set forth in any of our reports which are incorporated, or deemed to be incorporated, by reference into this prospectus supplement and the accompanying prospectus, and in the other documents and information incorporated by reference in this prospectus supplement and the accompanying prospectus, and (iii) contained in this prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.” The risks and uncertainties in the documents and information incorporated by reference in this prospectus supplement and the accompanying prospectus are those that we currently believe may materially affect the company. Additional risks not presently known or that are currently deemed immaterial also could materially and adversely affect our financial condition, results of operations, business and prospects. Some statements in this prospectus supplement and the accompanying prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to this Offering

The issuance and sale of any of our common stock under the SEPA and any future sales of our common stock may depress the trading price of our common stock.

If we elect to draw down amounts under the SEPA, which will result in the sale of shares of our common stock to YA, any such draw downs may have a dilutive impact on our existing shareholders. Though we have been advised by YA, and YA represents in the SEPA, that YA is purchasing the shares for its own account, for investment purposes, and without any view or intention to distribute such shares in violation of the Securities Act or any other applicable securities laws, YA has may resell some or all of the shares we issue to it pursuant to draw-downs under the SEPA and such sales could cause the market price of our common stock to decline.

We may require additional financing to sustain our operations and without it we will not be able to continue operations.

The extent to which we rely on YA as a source of funding will depend on a number of factors including, the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources. If obtaining sufficient funding from YA were to prove unavailable or prohibitively dilutive, we may need to secure another source of funding in order to satisfy our working capital needs. Even if we were to receive gross proceeds from the sale of all the shares of common stock under the SEPA with YA, we may still need additional capital to fully implement our business, operating and development plans. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences would be a material adverse effect on our business, operating results, financial condition and prospects.

We intend to use the net proceeds from this offering to acquire additional properties and Investments, for working capital, for general corporate purposes, and, to the extent necessary, to pay acquisition fees to our Manager, to pay expenses, such as legal and accounting, to pay the asset management fee to our Manager, and/or to pay dividends to our shareholders, but we will have broad discretion to determine alternative uses of proceeds from this offering and you may not agree with how we ultimately use such proceeds.

As described under “Use of Proceeds,” we intend to use a portion of the net proceeds from this offering to acquire additional properties and Investments, for working capital, for general corporate purposes, and, to the extent necessary, to pay acquisition fees to our Manager, to pay expenses, such as legal and accounting, to pay the asset management fee to our Manager, and to pay dividends to our shareholders. We will have broad discretion in the application of the net proceeds from this offering, and holders of our common stock will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use, and result in investments that are not accretive to our results from operations.

You may experience immediate and material dilution in connection with the purchase of our shares of common stock in this offering.

As of September 30, 2021, the historical net tangible book value of our company was approximately $23,493,553, or $1.47 per share of common stock held by our existing investors. The pro forma net tangible book value per share of common stock after giving effect to this sale may be less than the sales price. As a result, purchasers of our securities may experience immediate and substantial dilution.

We have issued shares of our 8.0% Series A Cumulative Redeemable Preferred Stock (“Series A Preferred Stock”) which, along with future issuances of debt securities and preferred equity, rank senior to our common stock in priority of dividend payment and upon liquidation, dissolution and winding up, and may adversely affect the trading price of our common stock.

As of the date of this prospectus supplement, we have issued 200,000 shares of Series A Preferred Stock which are senior to our common stock with respect to priority of dividend payments and rights upon liquidation, dissolution or winding up. The Series A Preferred Stock may limit our ability to make distributions to holders of our common stock. In the future, we may issue debt or additional preferred equity securities or incur other borrowings. Upon our liquidation, holders of our debt securities, other loans and Series A Preferred Stock and additional preferred stock, if any, will receive a distribution of our available assets before common stockholders. Any additional preferred stock, if issued, likely will also have a preference on periodic distribution payments, which could eliminate or otherwise limit our ability to make distributions to holders of our common stock. Holders of shares of our common stock bear the risk that our future issuances of debt or equity securities, including Series A Preferred Stock, or our incurrence of other borrowings may negatively affect the trading price of our common stock.

USE OF PROCEEDS

We will contribute the net proceeds of this offering to our operating partnership in exchange for OP Units. Our operating partnership intends to use the net proceeds of this offering to acquire additional properties and Investments, for working capital, for general corporate purposes, and, to the extent necessary, to pay acquisition fees to our Manager, to pay expenses, such as legal and accounting, to pay the asset management fee to our Manager, and to pay dividends to our shareholders.

Pending the permanent use of the net proceeds of this offering, we intend to invest the net proceeds in interest-bearing, short-term investment-grade securities, money-market accounts or other investments that are consistent with our intention to maintain our qualification as a REIT.

DILUTION

In connection with this potential sale of our common stock, we are providing information about our net tangible book value per share. Our net tangible book value per share is a rough approximation of value calculated as total book value of our assets minus total liabilities, divided by the total number of shares of common stock outstanding. It assumes that the value of real estate assets diminishes predictably over time as shown through the depreciation and amortization of real estate investments. Real estate values have historically risen or fallen with market conditions. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated value per share. It is not intended to reflect the value of our assets upon an orderly liquidation of the company in accordance with our investment objectives. Our net tangible book value reflects dilution in the value of our common stock from the issue price as a result of (i) operating losses, which reflect accumulated depreciation and amortization of real estate investments as well as the fees and expenses paid to our Manager and its affiliates in connection with the selection, acquisition, management and sale of our investments, (ii) the funding of distributions from sources other than our cash flow from operations, and (iii) fees paid in connection with this sale.

As of September 30, 2021, our historical net tangible book value per share was $1.47. If we are able to successfully complete this sale, the liabilities that cause dilution in the value of our common stock are expected to decrease on a per share basis, resulting in increases in the pro forma net tangible book value per share.

After giving effect to (i) the sale of 5,898,495 shares of our common stock, which is the maximum amount of shares issuable under the SEPA at an assumed sales price of $1.13 per share, which was the last reported share price of our common stock on the Nasdaq Capital Market on November 16, 2021, and (ii) the deduction of discounts and expense reimbursements, the pro forma net tangible book value as of September 30, 2021 would have been approximately $29,825,567, or approximately $1.35 per share of common stock. This amount represents an immediate accretion in pro forma net tangible book value of $0.22 per share of common stock to purchasers in the offering. The following table illustrates this per share dilution:

Assumed sales price	$1.13
Net tangible book value per share(1)	$1.47
Pro forma net tangible book value attributable to shares remaining to be sold (2)	$1.07
Pro forma net tangible book value after the sale(3)	$1.35
Accretion in pro forma net tangible book value to new investor(4)	$0.22

(1)	Net tangible book value per share is as of September 30, 2021. Net tangible book value per share includes 213,531 OP Units not directly or indirectly owned by the company.

(2)	Based on issuance of 5,898,495 shares of our common stock under the SEPA resulting in approximately $6,382,014 in net proceeds.

(3)	Based on pro forma net tangible book value of approximately $29,825,567 divided by the sum of 16,052,617 shares of our common stock outstanding as of September 30, 2021, plus (i) 213,531 OP Units not directly or indirectly owned by the Company, plus (ii) an additional 5,898,495 shares of common stock to be issued under the SEPA.

(4)	Dilution is determined by subtracting pro forma net tangible book value per share of common stock after giving effect to the sale of the common stock at the assumed sales price per share.

PLAN OF DISTRIBUTION

On November 17, 2021, we entered into the SEPA with YA.  The SEPA provides that, upon the terms and subject to the conditions set forth therein, YA is committed to purchase up to $6,665,299 of shares of our common stock over a 36-month commitment period.  From time to time, and at our sole discretion, we may present YA with advance notices to purchase shares of our common stock. The shares would be purchased pursuant to the SEPA at 96.5% of the Market Price over a pricing period of three (3) consecutive trading days and would be subject to certain limitations, including that YA could not purchase any shares that would result in it owning more than 4.99% of our common stock. Each advance notice may be for an amount not to exceed the greater of (i) an amount equal to twenty percent (20%) of the aggregate daily trading value multiplied by the VWAP for each of the five (5) consecutive Trading Days immediately preceding the date of an advance notice, or (ii) $3,000,000.

Delivery of the shares against payment therefor in respect of each advance notice shall be settled promptly following each sale pursuant to the SEPA.  In connection with any advance notice, if any portion of an advance would cause the beneficial ownership of our then outstanding common stock by YA to exceed 4.99%, then such portion shall automatically be deemed to be withdrawn by us with no further action required by us.  We may terminate the SEPA upon five trading days of prior notice to YA, provided that there are no advances outstanding and we have paid to YA all amounts then due.

In addition to the issuance of our common stock to YA pursuant to the SEPA, this prospectus also covers the resale of those shares from time to time by YA to the public. Though we have been advised by YA, and YA represents in the SEPA, that YA is purchasing the shares for its own account, for investment purposes in which it takes investment risk (including, without limitation, the risk of loss), and without any view or intention to distribute such shares in violation of the Securities Act or any other applicable securities laws, the SEC may take the position that YA will be deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. We have agreed in the SEPA to provide customary indemnification to YA. It is possible that our common stock may be sold by YA in one or more of the following manners:

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	to a broker-dealer as principal and resale by the broker-dealer for its account; or

•	a combination of any such methods of sale.

YA has agreed that, during the term of the SEPA, neither YA nor its affiliates will engage in any short sales or hedging transactions with respect to our common stock, provided that upon receipt of an advance notice, YA may sell shares that it is obligated to purchase under such advance notice prior to taking possession of such shares.

YA and any unaffiliated broker-dealer will be subject to liability under the federal securities laws and must comply with the requirements of the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our common stock by YA or any unaffiliated broker-dealer. Under these rules and regulations, YA and any unaffiliated broker-dealer:

•	may not engage in any stabilization activity in connection with our securities;

•	must furnish each broker which offers shares of our common stock covered by the prospectus with the number of copies of such prospectus which are required by each broker; and

•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

•	These restrictions may affect the marketability of our common stock by YA and any unaffiliated broker-dealer.

LEGAL MATTERS

Certain legal and tax matters, including the validity of the shares of common stock offered hereby, will be passed upon for us by Kaplan Voekler Cunningham & Frank, PLC. Kaplan Voekler Cunningham & Frank, PLC also provides legal services to some of our affiliates. The statements under the caption “Material Federal Income Tax Considerations” as they relate to U.S. federal income tax matters have been reviewed by our tax counsel, which will opine as to certain federal income tax matters relating to our company. Kaplan Voekler Cunningham & Frank, PLC will issue an opinion regarding certain matters of Maryland law, including the validity of the shares of common stock offered hereby.

EXPERTS

The (i) consolidated financial statements of Medalist Diversified REIT, Inc. and subsidiaries as of December 31, 2020 and December 31, 2019, and for each of the years in the two-year period ended December 31, 2020, which is incorporated by reference in this prospectus, (ii) the statement of revenues and certain operating expenses of Lancer Center Shopping Center for the year ended December 31, 2020 and (iii) the statement of revenues and certain operating expenses of Greenbrier Business Center for the year ended December 31, 2020, have been audited by Cherry Bekaert LLP, an independent registered public accounting firm, as set forth in their reports thereon, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act.

We will provide to each person, including any beneficial owner, to whom our prospectus is delivered, upon request, a copy of any or all of the information that we have incorporated by reference into our prospectus but not delivered with our prospectus. To receive a free copy of any of the documents incorporated by reference in our prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write us at:

Medalist Diversified REIT, Inc.

1051 E. Cary Street, Suite 601

James Center Three

Richmond, Virginia 23219

(804) 344-4435

We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered hereby, of which this prospectus supplement and accompanying prospectus are a part under the Securities Act of 1933. This prospectus supplement and accompanying prospectus do not contain all of the information set forth in the registration statement, portions of which have been omitted as permitted by the rules and regulations of the SEC. Statements contained in this prospectus supplement and accompanying prospectus as to the content of any contract or other document incorporated by reference in the registration statement are necessarily summaries of such contract or other document, with each such statement being qualified in all respects by such contract or other document as incorporated by reference in the registration statement. For further information regarding our company and the securities offered by this prospectus supplement and accompanying prospectus, reference is made by this prospectus supplement and accompanying prospectus to the registration statement and the schedules and exhibits incorporated therein by reference.

The registration statement and the schedules and exhibits forming a part of the registration statement filed by us with the SEC can be inspected and copies obtained from the Securities and Exchange Commission at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the Securities and Exchange Commission, Room 1580, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a website that contains reports, proxies and information statements and other information regarding our company and other registrants that have been filed electronically with the SEC. The address of such site is http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating certain information about us that we have filed with the SEC by reference in this prospectus supplement and accompanying prospectus, which means that we are disclosing important information to you by referring you to those documents. We are also incorporating by reference in this prospectus supplement and accompanying prospectus information that we file with the SEC after this date. The information we incorporate by reference is an important part of this prospectus supplement and accompanying prospectus, and later information that we file with the SEC automatically will update and supersede the information we have included in or incorporated by reference into this prospectus supplement and accompanying prospectus.

We incorporate by reference the following documents we have filed, or may file, with the SEC:

•	The Company’s Annual Report on Form 10-K and amendments thereto on Form 10-K/A filed with the Commission on March 11, 2021 and March 31, 2021;

•	The Company’s Quarterly Reports on Form 10-Q filed with the Commission on May 14, 2021, August 10, 2021 and November 12, 2021;

•	The Company’s Current Reports on Form 8-K and amendments thereto on Form 8-K/A, as applicable, filed with the Commission on January 8, 2021, January 22, 2021, February 23, 2021, March 22, 2021, April 13, 2021, April 22, 2021, May 19, 2021, June 8, 2021, June 9, 2021, June 10, 2021, June 24, 2021, July 20, 2021, July 21, 2021, August 23, 2021, September 2, 2021, September 21, 2021, October 19, 2021, November 4, 2021, November 8, 2021 and November 10, 2021;

•	The Company’s Definitive Proxy Statement filed with the Commission on July 2, 2021;

•	The description of our common stock contained in our Form 8-A, filed October 25, 2018, including any amendments or reports filed for the purpose of updating the description; and

•	All documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of the initial filing of the registration statement of which this prospectus supplement and the accompanying prospectus forms a part and prior to the effectiveness of such registration statement and on or after the date of this prospectus supplement and the accompanying prospectus and prior to the termination of the offering made pursuant to this prospectus supplement and the accompanying prospectus are also incorporated herein by reference and will automatically update and supersede information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are furnished to, but not deemed “filed” with, the SEC, including our compensation committee report and performance graph (included in any proxy statement) or any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K (or corresponding information furnished under Item 9.01 or included as an exhibit to Form 8-K).

The Section entitled “Where You Can Find More Information” above describes how you can obtain or access any documents or information that we have incorporated by reference herein. The information relating to us contained in this prospectus supplement and accompanying prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus supplement and accompanying prospectus.

Upon written or oral request, we will provide, free of charge, to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that are incorporated by reference into this prospectus supplement and accompanying prospectus. Such written or oral requests should be made to:

Medalist Diversified REIT, Inc.

1051 E. Cary Street, Suite 601

James Center Three

Richmond, Virginia 23219

(804) 344-4435

In addition, such reports and documents may be found on our website at www.medalistreit.com.

PROSPECTUS

MEDALIST DIVERSIFIED REIT, INC.

$150,000,000

Common Stock

We may offer, issue and sell from time to time, together or separately, shares of our common stock, $0.01 par value per share, as described in this prospectus at an aggregate public offering price that will not exceed $150,000,000.

This prospectus describes some of the general terms that apply to the securities. We will provide the specific terms of any securities we may offer in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest. We also may authorize one or more free writing prospectuses to be provided to you in connection with an offering. The prospectus supplement and any free writing prospectus also may add, update or change information contained or incorporated in this prospectus.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, see “Plan of Distribution” in this prospectus. The prospectus supplement also will set forth the price to the public of the securities and the net proceeds that we expect to receive from the sale of such securities.

Our common stock is listed on the Nasdaq Capital Market under the symbol “MDRR.” On June 18, 2021, the last reported sale price of our common stock was $1.46 per share.

As of June 18, 2021, the aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates was approximately $22,822,421, based on an aggregate of 16,052,617 shares of common stock outstanding, of which 15,631,795 shares were held by non-affiliates, and a per share price of $1.46, the closing price of our common stock on June 18, 2021, as reported on the Nasdaq Capital Market. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. We have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

We have elected to be taxed as a REIT for federal income tax purposes. Shares of our common stock are subject to ownership limitations that are primarily intended to assist us in maintaining our qualification as a REIT. Our charter contains certain restrictions relating to the ownership and transfer of our common stock, including, subject to certain exceptions, a 9.8% ownership limit of our common stock by value or number of shares, whichever is more restrictive. See “Description of Capital Stock—Restrictions on Ownership and Transfer” beginning on page 41 of this prospectus.

We are an “emerging growth company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements for future filings.

Investing in us involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus for a discussion of the risks that should be considered in connection with your investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus Dated July 27, 2021

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on its front cover or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold on a later date.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, shares of common stock as described in this prospectus for up to a total dollar amount of $150,000,000 at prices and on terms to be determined at the time of offering. The exhibits to our registration statement and documents incorporated by reference contain the full text of certain contracts and other important documents that we have summarized in this prospectus or that we may summarize in a prospectus supplement. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits and other documents can be obtained at the SEC’s website (www.sec.gov) and as otherwise may be indicated under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.”

This prospectus only provides you with a general description of the shares of common stock we may offer and sell from time to time, which is not meant to be a complete description of each such security. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement also may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully both this prospectus and any prospectus supplement together with the additional information described under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.”

Unless otherwise indicated or the context requires otherwise, including with respect to the securities offered by this prospectus as described in “Description of Capital Stock,” in this prospectus and any prospectus supplement hereto, references to “the company,” “we,” “us” and “our” mean Medalist Diversified REIT, Inc., a Maryland corporation, together with its consolidated subsidiaries, including, without limitation, Medalist Diversified Holdings, L.P., a Delaware limited partnership of which we are the sole general partner, which we refer to as our operating partnership. We refer to our external manager, Medalist Fund Manager, Inc., a Virginia corporation, as our Manager. Our Manager is a related party to the company. As used in this prospectus, an affiliate of, or person affiliated with, a specified person, is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

CERTAIN DEFINITIONS

We use certain defined terms throughout this prospectus that have the following meanings:

Value-Add: Value-Add investments generally consist of real properties that are well-occupied and provide a relatively stable stream of cash flow; however, they also provide an opportunity for the improvement of the physical, financial, operational, or management characteristics of the property in order to drive rent growth, minimize turnover, and/or control operating expenses, with a high proportion of the total return attributable to appreciation on the resulting increase in value. Value-Add investments are typically identified by the buyer prior to acquisition and include projects such as comprehensive interior upgrades to units, re-tenanting and/or repositioning of the property, and curing deferred maintenance or physical obsolescence.

Opportunistic: Opportunistic investments generally consist of real properties that exhibit some characteristics of distress, such as impaired operating cash flow, severe deferred capital maintenance or physical obsolescence, legacy leverage issues or broken capital structures requiring fresh capital in order to stabilize the property. Opportunistic strategies ultimately result in creating a stable stream of cash flow for the property, and thus the total return is largely attributable to appreciation.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements included in this prospectus and the information incorporated by reference into this prospectus that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act; Section 27A of the Securities Act of 1933, as amended, or the Securities Act; and pursuant to the Private Securities Litigation Reform Act of 1995. These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in any forward- looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

The forward-looking statements included herein and incorporated herein by reference are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors that could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	the factors included or incorporated by reference in this prospectus, including those set forth under the heading “Risk Factors;”
•	our ability to invest the net proceeds of any capital offering in the manner set forth in this prospectus or any applicable prospectus supplement;
•	the competitive environment in which we operate;
•	national, international, regional and local economic conditions;
•	capital expenditures;
•	the availability, terms and deployment of capital;
•	financing risks;
•	the general level of interest rates;
•	changes in our business or strategy;
•	fluctuations in interest rates and increased operating costs;
•	our limited operating history;
•	the degree and nature of our competition;
•	our dependence upon our Manager and key personnel;
•	defaults on or non-renewal of leases by tenants;
•	decreased rental rates or increased vacancy rates;
•	our ability to make distributions on shares of our common stock;
•	difficulties in identifying properties to acquire and completing acquisitions;
•	our inability to successfully complete real estate acquisitions or dispositions on the terms we expect, or at all;
•	our ability to operate as a public company;
•	potential natural disasters such as hurricanes;
•	the impact of the COVID-19 pandemic and its effect on our results from operations;
•	our ability to maintain our qualification as a REIT for U.S. federal income tax purposes;
•	potential changes in the law or governmental regulations that affect us and interpretations of those laws and regulations, including changes in real estate and zoning or tax laws, and potential increases in real property tax rates; and
•	related industry developments, including trends affecting our business, financial condition and results of operations.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus or included herein by reference. All forward-looking statements are made as of the date of this prospectus or the date of any document incorporated herein by reference, and the risk that actual results will differ materially from the expectations expressed in this prospectus and included herein by reference will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward- looking statements included in this prospectus and included herein by reference, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus or included herein by reference will be achieved.

MEDALIST DIVERSIFIED REIT, INC.

Medalist Diversified REIT, Inc. was formed in 2015 as a Maryland corporation, to acquire, reposition, renovate, lease and manage income-producing properties, with a primary focus on (i) commercial properties, including flex-industrial, and retail properties, (ii) multi-family residential properties and (iii) hotel properties. We invest primarily in properties across secondary and tertiary markets in the southeastern part of the United States, with a concentration in Virginia, North Carolina, South Carolina, Georgia, Florida and Alabama. Beginning with our taxable year ended December 31, 2017, we believe that we have operated in a manner qualifying us as a REIT, and we have elected to be taxed as a REIT for federal income tax purposes. We are externally managed and advised by Medalist Fund Manager, Inc., a Virginia corporation, or our Manager. Our Manager makes all investment decisions for us. Our Manager is owned fifty percent each by Mr. Bill Elliott and Mr. Tim Messier, who are co-Presidents thereof.

We operate as an UPREIT, and own our properties through our subsidiary, Medalist Diversified Holdings, L.P., a Delaware limited partnership. We may also pursue other real estate-related investments, including but not limited to equity or other ownership interests in entities that are the direct or indirect owners of real property, or indirect investments in real property, such as those that may be obtained in a joint venture. We anticipate that any such equity or joint venture investments to be in controlling interests in such entities. While we do not intend for these types of investments to be a primary focus, we may make such investments in our Manager’s sole discretion. We refer to our investments in real property and our real estate-related investments, collectively, as Investments.

Our principal objectives include sourcing value-add Investments in markets in which we maintain deep industry relationships and local market knowledge, and the creation of value for stockholders by utilizing our relationships and local knowledge of commercial real estate investment, management and disposition. There is, however, no assurance that any of these objectives will be achieved.

We may make Investments in properties owned by unaffiliated third parties, our Manager, or affiliates of our Manager, as determined by our Manager in its sole discretion. The purchase price of any Investment owned by an affiliated party will be based upon the fair market value of the asset established by third-party MAI appraisal.

Management

Our Manager and its affiliated companies specialize in acquiring, developing, owning and managing value-added commercial real estate in the Mid-Atlantic and Southeast regions. Through their prior experience in the real estate industry, our Manager’s principals and their respective affiliates have developed a strong network of relationships with real estate owners, investors, operators and developers of all sizes and investment formats, across the United States and have a track record of success. We intend to leverage this experience to gain access to and identify suitable Investments, located across secondary and tertiary markets throughout the southeastern part of the United States, primarily in Virginia, North Carolina, South Carolina, Georgia, Florida and Alabama. We do not anticipate making Investments outside of the United States. This offering represents an opportunity for outside investors to take advantage of the principals’ expertise through a pooled investment vehicle.

Our Manager oversees our overall business and affairs, and it has broad discretion to make operating decisions on behalf of our company and to make Investments. Our stockholders will not be involved in our day-to-day affairs. Summary background information regarding the management of our Manager appears in the section entitled “Our Manager and Related Agreements.”

Background and Corporate Information

We were incorporated in 2015 for the purpose of raising capital and acquiring a diverse portfolio of real estate assets. The principal executive offices of the company and our Manager are located at 1051 E. Cary Street, Suite 601, James Center Three, Richmond, Virginia 23219. Our telephone number is (804) 344-4445.

Investment Strategies

Our Manager believes that its focus on value-add and opportunistic commercial real estate provides an attractive balance of risk and returns. Our Manager intends to use some or all of the following strategies to enhance the performance, quality and value of our Investments:

•	proprietary investment sourcing;
•	a rigorous, consistent and replicable process for sourcing and conducting due diligence;
•	appropriate exit strategy;
•	hands-on portfolio management; and
•	focus on opportunistic properties.

Substantial discretion with respect to the selection, purchase and sale of specific Investments, subject to the limitations in the Management Agreement. We may revise the investment policies, which are described below, without the approval of our stockholders. We will review the investment policies at least annually to determine whether the policies are in the best interests of our stockholders.

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our common stock. The risks discussed in this prospectus could adversely affect our business, operating results, prospects and financial condition. This could cause the value of our common stock to decline and/or you to lose part or all of your investment. The risks and uncertainties described below are not the only ones we face but do represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not presently known to us or that, as of the date of this prospectus, we deem immaterial may also harm our business. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Our Business and Investments

Our success is totally dependent on our ability to make additional Investments consistent with our investment goals.

We cannot provide prospective investors with any specific information as to the identification, location, operating histories, lease terms or other relevant economic and financial data regarding any other Investments we will make with the net proceeds of this offering. Our success is totally dependent on our ability to make Investments consistent with our investment goals, and a failure to do so is likely to materially and adversely affect returns to our stockholders.

Restrictions in tenants in common agreements related to the Hampton Inn Property and the Hanover Square Property may adversely impact our investments in those properties.

We own two of our six Investments, the Hampton Inn Property and the Hanover Square Property, with a tenant in common. In connection with each of our acquisitions of those Investments, we entered into a tenant in common agreement with an unaffiliated third party. The tenant in common agreements require consent of both tenants in common for certain actions, including but not limited to, selling the property and refinancing the property. As a result, we may be unable to sell or refinance either or both properties when it would be advantageous to us. While each agreement provides a buy/sell provision in the event the tenants in common are unable to agree on a decision requiring unanimous consent, there is no guaranty that we will be able to buyout our tenant in common in a timely manner or at all.

You will not have the opportunity to evaluate our Investments before we make them.

Because we have not identified all of the specific assets that we will acquire with the proceeds raised in this offering, we are not able to provide you with information that you may want to evaluate before deciding to invest in our shares. Our investment policies and strategies are very broad and permit us to invest in any type of commercial real estate, including developed and undeveloped properties, entities owning these assets or other real estate assets regardless of geographic location or property type. Our Manager and board of directors have absolute discretion in implementing these policies and strategies, subject to the restrictions on investment objectives and policies set forth in our articles of incorporation. Because you cannot evaluate our investments in advance of purchasing shares of our common stock, this offering may entail more risk than other types of offerings. This additional risk may hinder your ability to achieve your own personal investment objectives related to portfolio diversification, risk-adjusted investment returns and other objectives.

Our future growth will depend upon our ability to acquire and lease properties in a competitive real estate business and to raise additional capital.

Our future growth will depend, in large part, upon our ability to acquire and lease properties and raise additional capital. In order to grow we need to continue to acquire and finance investment properties and sell non-core properties. We face significant competition with respect to our acquisition and origination of assets from many other companies, including other REITs, insurance companies, private investment funds, hedge funds, specialty finance companies and other investors. Some competitors may have a lower cost of funds and access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. Furthermore, there is significant competition on a national, regional and local level with respect to property management services and in commercial real estate services generally, and we are subject to competition from large national and multi-national firms as well as local or regional firms that offer similar services to ours. Some of our competitors may have greater financial and operational resources, larger customer bases, and more established relationships with their customers and suppliers than we do. The competitive pressures we face, if not effectively managed, may have a material adverse effect on our business, financial condition, liquidity and results of operations.

Also, as a result of this competition, we may not be able to take advantage of attractive origination and investment opportunities, and therefore may not be able to identify and pursue opportunities that are consistent with our objectives. Competition may limit the number of suitable investment opportunities offered to us. It may also result in higher prices, lower yields and a narrower spread of yields over our borrowing costs, making it more difficult for us to acquire new investments on attractive terms. In addition, competition for desirable investments could delay our investment in desirable assets, which may in turn reduce our earnings per share and negatively affect our ability to declare and make distributions to our stockholders.

Our Manager may not be successful in identifying and consummating suitable investment opportunities.

Our investment strategy requires us, through our Manager, to identify suitable investment opportunities compatible with our investment criteria. Our Manager may not be successful in identifying suitable opportunities that meet our criteria or in consummating investments, including those identified as part of our investment pipeline, on satisfactory terms or at all. Our ability to make investments on favorable terms may be constrained by several factors including, but not limited to, competition from other investors with significant capital, including publicly-traded REITs and institutional investment funds, which may significantly increase investment costs; and/or the inability to finance an investment on favorable terms or at all. The failure to identify or consummate investments on satisfactory terms, or at all, may impede our growth and negatively affect our cash available for distribution to our stockholders.

If we cannot obtain additional capital, our ability to make acquisitions and lease properties will be limited. We are subject to risks associated with debt and capital stock issuances, and such issuances may have consequences to holders of shares of our common stock.

Our ability to make acquisitions and lease properties will depend, in large part, upon our ability to raise additional capital. If we were to raise additional capital through the issuance of equity securities, we could dilute the interests of holders of shares of our common stock. Our board of directors may authorize the issuance of classes or series of preferred stock which may have rights that could dilute, or otherwise adversely affect, the interest of holders of shares our common stock.

Further, we expect to incur additional indebtedness in the future, which may include a corporate credit facility. Such indebtedness could also have other important consequences to holders of the notes and holders of our common and preferred stock, including subjecting us to covenants restricting our operating flexibility, increasing our vulnerability to general adverse economic and industry conditions, limiting our ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements, requiring the use of a portion of our cash flow from operations for the payment of principal and interest on our indebtedness, thereby reducing our ability to use our cash flow to fund working capital, acquisitions, capital expenditures and general corporate requirements, and limiting our flexibility in planning for, or reacting to, changes in our business and our industry.

Lack of diversification in number of investments increases our dependence on individual investments.

If we acquire other property interests that are similarly large in relation to our overall size, our portfolio could become even more concentrated, increasing the risk of loss to stockholders if a default or other problem arises. Alternatively, property sales may reduce the aggregate amount of our property investment portfolio in value or number. As a result, our portfolio could become concentrated in larger assets, thereby reducing the benefits of diversification by geography, property type, tenancy or other measures.

We may never reach sufficient size to achieve diversity in our portfolio.

We are presently a comparatively small company with a modest number of properties, resulting in a portfolio that lacks geographic and tenant diversity. While we intend to endeavor to grow and diversify our portfolio through additional property acquisitions, we may never reach a significant size to achieve true portfolio diversity.

The market for real estate investments is highly competitive.

Identifying attractive real estate investment opportunities, particularly in the value-added real estate arena, is difficult and involves a high degree of uncertainty. Furthermore, the historical performance of a particular property or market is not a guarantee or prediction of the property’s or market’s future performance. There can be no assurance that we will be able to locate suitable acquisition opportunities, achieve its investment goal and objectives, or fully deploy for investment the net proceeds of this offering.

Because of the recent growth in demand for real estate investments, there may be increased competition among investors to invest in the same asset classes as our company. This competition may lead to an increase in the investment prices or otherwise less favorable investment terms. If this situation occurs with a particular Investment, our return on that Investment is likely to be less than the return it could have achieved if it had invested at a time of less investor competition for the Investment. For this and other reasons, our Manager is under no restrictions concerning the timing of Investments.

We are required to make a number of judgments in applying accounting policies, and different estimates and assumptions in the application of these policies could result in changes to our reporting of financial condition and results of operations.

Various estimates are used in the preparation of our financial statements, including estimates related to asset and liability valuations (or potential impairments) and various receivables. Often these estimates require the use of market data values that may be difficult to assess, as well as estimates of future performance or receivables collectability that may be difficult to accurately predict. While we have identified those accounting policies that are considered critical and have procedures in place to facilitate the associated judgments, different assumptions in the application of these policies could result in material changes to our financial condition and results of operations.

We utilize, and intend to continue to utilize, leverage, which may limit our financial flexibility in the future.

We make acquisitions and operate our business in part through the utilization of leverage pursuant to loan agreements with various financial institutions. These loan agreements contain financial covenants that restrict our operations. These financial covenants, as well as any future financial covenants we may enter into through further loan agreements, could inhibit our financial flexibility in the future and prevent distributions to stockholders.

We may incur losses as a result of ineffective risk management processes and strategies.

We seek to monitor and control our risk exposure through a risk and control framework encompassing a variety of separate but complementary financial, credit, operational, compliance and legal reporting systems, internal controls, management review processes and other mechanisms. While we employ a broad and diversified set of risk monitoring and risk mitigation techniques, those techniques and the judgments that accompany their application cannot anticipate every economic and financial outcome or the specifics and timing of such outcomes. Thus, we may, in the course of our activities, incur losses due to these risks.

We are dependent on information systems and third parties, and systems failures could significantly disrupt our business, which may, in turn, negatively affect the market price of our common stock and our ability to make distributions to our stockholders.

Our business is dependent on communications and information systems, some of which are provided by third parties. Any failure or interruption of our systems could cause delays or other problems, which could have a material adverse effect on our operating results and negatively affect the market price of our common stock and our ability to make distributions to our stockholders.

Inflation may adversely affect our financial condition and results of operations.

Although inflation has not materially impacted the results of operations of our affiliates in the recent past, increased inflation could have a more pronounced negative impact on any variable rate debt we incur in the future and on our results of operations. During times when inflation is greater than increases in rent, the contracted rent increases called for under our leases may be unable to keep pace with the rate of inflation. Likewise, while triple-net leases will generally reduce our exposure to rising property expenses resulting from inflation, substantial inflationary pressures and increased costs may have an adverse impact on our tenants, which may adversely affect the ability of our tenants to pay rent.

Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, or the “Sarbanes-Oxley Act”, the Dodd-Frank Wall Street Reform and Consumer Protection Act, new Securities and Exchange Commission regulations and stock exchange rules and state blue sky laws, regulations and filing requirements, are creating uncertainty for companies such as ours. These new or changed laws, regulations, and standards are subject to varying interpretations, in many cases due to their lack of specificity. As a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, our efforts to comply with evolving laws, regulations, and standards have resulted in, and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

We will incur increased costs as a result of operating as a public company and our management will be required to devote substantial time to new compliance initiatives and corporate governance practices.

As a public company, and particularly after we are no longer an “emerging growth company,” we will incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of the Nasdaq Capital Market and other applicable securities rules and regulations impose various requirements on public companies. Our management and other personnel will need to devote a substantial amount of time to compliance with these requirements. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect that these rules and regulations may make it more difficult and more expensive for us to obtain directors’ and officers’ liability insurance, which could make it more difficult for us to attract and retain qualified members of our board of directors. We cannot predict or estimate the amount of additional costs we will incur as a public company or the timing of such costs.

If we are unable to maintain effective internal control over financial reporting in the future, our ability to produce accurate financial statements could be impaired, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock may decline.

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and, in accordance with this law, we will file periodic reports (Form 10-K’s, Form 10-Q’s and Form 8-K’s), proxy statements and other information with the Securities and Exchange Commission. As a public reporting company, we are required to maintain internal control over financial reporting and to report any material weaknesses in such internal control. We are also required to establish and maintain effective disclosure controls. In addition, we are required to furnish a report by management on the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. In early 2018, we began the process of implementing the internal control over financial reporting required to comply with this obligation, which process is time consuming, costly and complicated. In addition, our independent registered public accounting firm will be required to attest to the effectiveness of our internal control over financial reporting beginning with our annual report on Form 10-K following the date on which we are no longer an “emerging growth company,” which may be up to five full years following the date of our IPO, or 2023. If we identify material weaknesses in our internal control over financial reporting, if we are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting when required, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock could be negatively affected, and we could become subject to investigations by the stock exchange on which our securities are listed, the Securities and Exchange Commission or other regulatory authorities, which could require additional financial and management resources.

We may discover deficiencies with our internal controls that require improvements, and we will be exposed to potential risks from legislation requiring companies to evaluate controls under Section 404 of the Sarbanes-Oxley Act of 2002.

It may be time consuming, difficult and costly for us to implement and maintain the additional internal controls, processes and reporting procedures required by the Sarbanes-Oxley Act. Currently, as a small company, we maintain our internal controls through a segregation of duties between our executive officers. Our current officers and directors have limited experience in management of a publicly reporting company. This may be inadequate to have internal controls as we will rely heavily on direct management oversight of transactions, along with the use of external legal and accounting professionals. We may need to hire additional financial reporting, internal auditing and other finance staff in order to implement and maintain appropriate additional internal controls, processes and reporting procedures.

If we fail to comply in a timely manner with the requirements of Section 404 of the Sarbanes-Oxley Act regarding internal control over financial reporting or to remedy any material weaknesses in our internal controls that we may identify, such failure could result in material misstatements in our financial statements, cause investors to lose confidence in our reported financial information and have a negative effect on the trading price of our common stock.

Pursuant to Section 404 of the Sarbanes-Oxley Act and current SEC regulations, we are required to prepare assessments regarding internal controls over financial reporting and, furnish a report by our management on our internal control over financial reporting. We are not required to obtain the auditor attestation of management’s evaluation of internal controls over financial reporting because we are a smaller reporting company.

This process of internal control evaluation and testing is likely to result in increased general and administrative expenses and may shift management time and attention from revenue-generating activities to compliance activities. While our management expects to expend significant resources in an effort to complete this important project, there can be no assurance that we will be able to achieve our objective on a timely basis. If it is determined that we are not in compliance with Section 404, we may be required to implement new internal control procedures and re-evaluate our financial reporting. Failure to maintain an effective internal control environment or complete our Section 404 certifications could have a material adverse effect on our ability to comply with our periodic reporting obligations under the Exchange Act and on our stock price.

In addition, in connection with our on-going assessment of the effectiveness of our internal control over financial reporting, we may discover a “material weaknesses” in our internal controls as defined in standards established by the Public Company Accounting Oversight Board, or the PCAOB. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis. The PCAOB defines “significant deficiency” as a deficiency that results in more than a remote likelihood that a misstatement of the financial statements that is more than inconsequential will not be prevented or detected.

In the event that a material weakness is identified, we would be required to adopt and implement policies and procedures to address such material weaknesses. We may also need to employ additional qualified personnel to assist us in these efforts. The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company. We cannot assure you that the measures we will take will remediate any material weaknesses that we may identify or that we will implement and maintain adequate controls over our financial process and reporting in the future.

We are an emerging growth company and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

For as long as we continue to be an emerging growth company, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies including, but not limited to, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We will remain an emerging growth company until the earliest of (i) the end of the fiscal year in which the market value of our common stock that is held by non-affiliates exceeds $700 million, (ii) the end of the fiscal year in which we have total annual gross revenue of $1.07 billion or more during such fiscal year, (iii) the date on which we issue more than $1 billion in non-convertible debt in a three-year period or (iv) five years from the date of our initial public offering.

We have experienced losses in the past, and we may experience similar losses in the future.

From inception of our company through December 31, 2020, we had a cumulative net loss of $17,533,820. Our losses can be attributed, in part, to the initial start-up costs and high corporate general and administrative expenses relative to the size of our portfolio. In addition, acquisition costs, depreciation and amortization expenses and impairment losses substantially reduced our income. We cannot assure you that, in the future, we will be profitable or that we will realize growth in the value of our assets.

We have paid and may continue to pay distributions from offering proceeds to the extent our cash flow from operations or earnings are not sufficient to fund declared distributions. Rates of distribution to you will not necessarily be indicative of our operating results. If we make distributions from sources other than our cash flows from operations or earnings, we will have fewer funds available for the acquisition of properties and your overall return may be reduced.

Our organizational documents permit us to make distributions from any source, including the net proceeds from this offering. There is no limit on the amount of offering proceeds we may use to pay distributions. To date, we have funded and expect to continue to fund distributions from the net proceeds of our public offerings, including our offering pursuant to Regulation A in 2018 and our IPO. We may also fund distributions with borrowings and the sale of assets to the extent distributions exceed our earnings or cash flows from operations. While our policy is generally to pay distributions from cash flow from operations, our distributions paid to date were funded, in part, by proceeds from our previous public offering. To the extent we fund distributions from sources other than cash flow from operations, such distributions may constitute a return of capital and we will have fewer funds available for the acquisition of properties and your overall return may be reduced. Further, to the extent distributions exceed our earnings and profits, a stockholder’s basis in our stock will be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder will be required to recognize capital gain.

Disruptions in the financial markets and uncertain economic conditions resulting from the outbreak of COVID-19 could adversely affect market rental rates, commercial real estate values, hotel revenues and our ability to secure debt financing, service future debt obligations, or pay distributions to stockholders.

The outbreak of a novel strain of coronavirus (“COVID-19”), both in the U.S. and globally, has created significant disruptions to financial markets, has resulted in business shutdowns and has led to an expectation of recessionary conditions in the economy in the short term. We expect the significance of the COVID-19 pandemic, including the extent of its effects on our financial and operational results, to be dictated by, among other things, its nature, duration and scope, the success of efforts to contain the spread of COVID-19 and the impact of actions taken in response to the pandemic including travel bans and restrictions, quarantines, shelter in place orders, the promotion of social distancing and limitations on business activity, including business closures. At this point, the extent to which the COVID-19 pandemic may impact the global economy and our business is uncertain, but pandemics or other significant public health events could have a material adverse effect on our business and results of operations.

Volatility in global markets and changing political environments can cause fluctuations in the performance of the U.S. commercial real estate markets. Economic slowdowns of large economies outside the United States are likely to negatively impact growth of the U.S. economy. Political uncertainties both home and abroad may discourage business investment in real estate and other capital spending. Possible future declines in rental rates and expectations of future rental concessions, including free rent to renew tenants early, to retain tenants who are up for renewal or to attract new tenants, or requests from tenants for rent abatements during periods when they are severely impacted by COVID-19, may result in decreases in our cash flows from our retail and flex properties. The current and potential future travel bans and stay at home orders have and are expected to materially affect our hotel revenues. Management continuously reviews our investment and debt financing strategies to optimize our portfolio and the cost of our debt exposure.

The debt market remains sensitive to the macro-economic environment, such as Federal Reserve policy, market sentiment or regulatory factors affecting the banking and commercial mortgage backed securities (“CMBS”) industries and the COVID-19 pandemic. We may experience more stringent lending criteria, which may affect our ability to finance certain property acquisitions or refinance any debt at maturity. Additionally, for properties for which we are able to obtain financing, the interest rates and other terms on such loans may be unacceptable. We expect to manage the current mortgage lending environment by considering alternative lending sources, including but not limited to securitized debt, fixed rate loans, short-term variable rate loans, assumed mortgage loans in connection with property acquisitions, interest rate lock or swap agreements, or any combination of the foregoing.

Disruptions in the financial markets and uncertain economic conditions could adversely affect the values of our investments. Furthermore, declining economic conditions could negatively impact commercial real estate fundamentals and result in lower occupancy, lower rental rates and declining values in our real estate portfolio, which could have a negative effect on the values of our properties and revenues from our properties. Additionally, the significant disruption and volatility in the global capital markets increases the cost of capital and may adversely impact our access to the capital markets.

We may not acquire or sell Investments on the terms we expect, or at all.

As disclosed elsewhere in this prospectus, our company is currently under separate contracts to purchase the Lancer Center and sell the Hampton Inn Property. Each transaction is subject to a number of conditions and contingencies which may result in our inability to purchase the Lancer Center and/or sell the Hampton Inn Property on the terms we expect, or at all. The inability to acquire and/ or sell these properties on the terms we expect, or at all, may negatively affect our business and financial well-being and our management’s projections related thereto.

Risks Related to our Management and Relationships with our Manager

We are dependent on our Manager and its key personnel for our success.

Currently, we are advised by our Manager and, pursuant to the Management Agreement, our Manager is not obligated to dedicate any specific personnel exclusively to us, nor is its personnel obligated to dedicate any specific portion of their time to the management of our business. As a result, we cannot provide any assurances regarding the amount of time our Manager will dedicate to the management of our business. Moreover, each of our officers and non-independent directors is also an employee of our Manager or one of its affiliates, and they have significant responsibilities for other investment vehicles currently managed by affiliates. As a result, they may not always be able to devote sufficient time to the management of our business. Consequently, we may not receive the level of support and assistance that we otherwise might receive if we were internally managed.

In addition, we offer no assurance that our Manager will remain our manager or that we will continue to have access to our Manager’s principals and professionals. The initial term of the Management Agreement extended until December 31, 2018, with automatic one-year renewals thereafter, and may be terminated earlier under certain circumstances. While the Management Agreement was renewed on January 1, 2021 for a one-year term, if the Management Agreement is terminated or not renewed at the end of the year and no suitable replacement is found to manage us, we may not be able to execute our business plan, which could have a material adverse effect on our results of operations and our ability to make distributions to our stockholders.

The inability of our Manager to retain or obtain key personnel could delay or hinder implementation of our investment strategies, which could impair our ability to make distributions and could reduce the value of your investment.

Our Manager is obligated to supply us with substantially all of our senior management team, including our chief executive officer, president, chief accounting officer and chief operating officer. Subject to investment, leverage and other guidelines or policies adopted by our board of directors, our Manager has significant discretion regarding the implementation of our investment and operating policies and strategies. Accordingly, we believe that our success will depend significantly upon the experience, skill, resources, relationships and contacts of the senior officers and key personnel of our Manager and its affiliates. In particular, our success depends to a significant degree upon the contributions of Messrs. Elliott and Messier, who are senior officers of our Manager. We do not have employment agreements with any of these key personnel and do not currently have key man life insurance on any of them. However, as of the closing of this offering, we shall have obtained, and shall maintain for a period of no less than two (2) years, key man life insurance on the life of Mr. Messier, our Chief Executive Officer. If either of Messrs. Elliott and Messier were to cease their affiliation with us or our Manager, our Manager may be unable to find suitable replacements, and our operating results could suffer. We believe that our future success depends, in large part, upon our Manager’s ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for highly skilled personnel is intense, and our Manager may be unsuccessful in attracting and retaining such skilled personnel. If we lose or are unable to obtain the services of highly skilled personnel, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline.

Termination of the Management Agreement, even for poor performance, could be difficult and costly, including as a result of termination or incentive fees, and may cause us to be unable to execute our business plan.

Termination of the Management Agreement without cause, even for poor performance, could be difficult and costly. We may generally terminate our Manager for “cause” (as defined in the Management Agreement); provided, that if we are terminating due to a “change of control” of our Manager (as defined in the Management Agreement), and a majority of our directors must determine such change of control is materially detrimental to us prior to any termination. If we terminate the Management Agreement without cause or in connection with an internalization, or if our Manager terminates the Management Agreement because of a material breach thereof by us or as a result of a change of control of our company, we must pay our Manager a termination fee payable in cash or, in connection with an internalization, acquire our Manager at an equivalent price, which may include a contribution of our Manager’s assets in exchange for OP Units or other tax-efficient transaction. The termination fee, if any, will be equal to three times the sum of the management fee and incentive fee earned, in each case, by our Manager during the 12-month period prior to such termination, calculated as of the end of the most recently completed fiscal quarter. These provisions may substantially restrict our ability to terminate the Management Agreement without cause and would cause us to incur substantial costs in connection with such a termination. Furthermore, in the event that the Management Agreement is terminated, with or without cause, and we are unable to identify a suitable replacement to manage us, our ability to execute our business plan could be adversely affected.

Because we are dependent upon our Manager and its affiliates to conduct our operations, any adverse changes in the financial health of our Manager or its affiliates or our relationship with them could hinder our operating performance and the return on your investment.

We are dependent on our Manager and its affiliates to manage our operations and acquire and manage our portfolio of real estate assets. Under the direction of our board of directors, and subject to our investment guidelines, our Manager makes all decisions with respect to the management of our company. Our Manager depends upon the fees and other compensation that it receives from us in connection with managing our company to conduct its operations. Any adverse changes in the financial condition of our Manager or its affiliates, or our relationship with our Manager, could hinder its ability to successfully manage our operations and our portfolio of investments, which would adversely affect us and our stockholders.

Our board of directors has approved very broad investment guidelines for our Manager and will not approve each investment and financing decision made by our Manager unless required by our investment guidelines.

Our Manager is authorized to follow very broad investment guidelines established by our board of directors. Our board of directors will periodically review our investment guidelines and our portfolio of assets but will not, and will not be required to, review all of our proposed investments, except in limited circumstances as set forth in our investment policies. In addition, in conducting periodic reviews, our board of directors may rely primarily on information provided to them by our Manager. Furthermore, transactions entered into by our Manager may be costly, difficult or impossible to unwind by the time they are reviewed by our board of directors. Our board of directors is currently controlled by affiliates of our Manager. Our Manager has great latitude within the broad parameters of our investment guidelines in determining the types and amounts of assets in which to invest on our behalf, including making investments that may result in returns that are substantially below expectations or result in losses, which would materially and adversely affect our business and results of operations, or may otherwise not be in the best interests of our stockholders.

Our Manager may fail to identify acceptable Investments.

There can be no assurances that our Manager will be able to identify, make or acquire suitable Investments meeting our investment criteria. There is no guarantee that any Investment selected by our Manager will generate operating income or gains. While affiliates of our Manager have been successful in the past in identifying and structuring favorable real estate investments, there is no guarantee that our Manager will be able to identify and structure favorable Investments in the future.

Risks Related to the Real Estate Industry and Investments in Real Estate

Our real estate investments are subject to risks particular to real property.

Real estate investments are subject to risks particular to real property, including:

•	adverse changes in national and local economic and market conditions, including the credit and securitization markets;
•	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance with laws and regulations, fiscal policies and ordinances;
•	takings by condemnation or eminent domain;
•	real estate conditions, such as an oversupply of or a reduction in demand for real estate space in the area;
•	the perceptions of tenants and prospective tenants of the convenience, attractiveness and safety of our properties;
•	competition from comparable properties;
•	the occupancy rate of our properties;
•	the ability to collect all rent from tenants on a timely basis;
•	the effects of any bankruptcies or insolvencies of major tenants;
•	the expense of re-leasing space;
•	changes in interest rates and in the availability, cost and terms of mortgage funding;
•	the impact of present or future environmental legislation and compliance with environmental laws;
•	acts of war or terrorism, including the consequences of terrorist attacks;
•	acts of God, including earthquakes, floods and other natural disasters, which may result in uninsured losses;
•	the impact of the COVID-19 pandemic; and
•	cost of compliance with the Americans with Disabilities Act.

If any of these or similar events occur, it may reduce our return from an affected property or investment and reduce or eliminate our ability to make distributions to stockholders.

Real estate investments are not as liquid as other types of assets, which may reduce economic returns to our stockholders.

Real estate investments are not as liquid as other types of investments. In addition, the instruments that we purchase in connection with privately negotiated transactions are not registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. As a result, our ability to sell under-performing assets in our portfolio or respond to changes in economic and other conditions may be relatively limited.

Investments in real estate-related assets can be speculative.

Investments in real estate-related assets can involve speculative risks and always involve substantial risks. No assurance can be given that our Manager will be able to execute the investment strategy or that stockholders in our company will realize their investment objectives. No assurance can be given that our stockholders will realize a substantial return (if any) on their investment or that they will not lose their entire investment in our company. For this reason, each prospective purchaser of shares of our common stock should carefully read this prospectus and all exhibits to this prospectus. All such persons or entities should consult with their attorney or business advisor prior to making an investment.

Our Investments may be concentrated.

We expect to diversify our Investments, and do not expect to concentrate on any single Investment. However, our investments may nonetheless result in significant concentration in a single Investment, especially in our early stages of operation. If such an Investment experienced a material adverse event, our company and our stockholders would likely be significantly and adversely affected.

Liability relating to environmental matters may impact the value of the properties that we may acquire or underlying our investments.

Under various U.S. federal, state and local laws, an owner or operator of real property may become liable for the costs of removal of certain hazardous substances released on its property. These laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances. If we fail to disclose environmental issues, we could also be liable to a buyer or lessee of a property.

There may be environmental problems associated with our properties which we were unaware of at the time of acquisition. The presence of hazardous substances may adversely affect our ability to sell real estate, including the affected property, or borrow using real estate as collateral. The presence of hazardous substances, if any, on our properties may cause us to incur substantial remediation costs, thus harming our financial condition. In addition, although our leases will generally require our tenants to operate in compliance with all applicable laws and to indemnify us against any environmental liabilities arising from a tenant’s activities on the property, we nonetheless would be subject to strict liability by virtue of our ownership interest for environmental liabilities created by such tenants, and we cannot ensure the stockholders that any tenants we might have would satisfy their indemnification obligations under the applicable sales agreement or lease. The discovery of material environmental liabilities attached to such properties could have a material adverse effect on our results of operations and financial condition and our ability to make distributions to our stockholders.

Discovery of previously undetected environmentally hazardous conditions, including mold or asbestos, may lead to liability for adverse health effects and costs of remediating the problem could adversely affect our operating results.

Under various U.S. federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. The costs of removal or remediation could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances. The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims related to any contaminated property could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to our security holders.

We may invest in real estate-related Investments, including joint ventures and co-investment arrangements.

We expect to primarily invest in properties as sole owner. However, we may, in our Manager’s sole discretion subject to our investment guidelines, invest as a joint venture partner or co-investor in an Investment. In such event, we generally anticipate owning a controlling interest in the joint venture or co-investment vehicle. However, our joint venture partner or co-investor may have a consent or similar right with respect to certain major decisions with respect to an Investment, including a refinancing, sale or other disposition. Additionally, we may rely on our joint venture partner or co-investor to act as the property manager or developer, and, thus, our returns will be subject to the performance of our joint venture partner or co-investor. While our Manager does not intend for these types of Investments to be a primary focus of our company, our Manager may make such Investments in its sole discretion.

We expect to lease a significant portion of our real estate to middle-market businesses, which may be more susceptible to adverse market conditions.

We expect that a substantial number of our properties will be leased to middle-market businesses that generally have less financial and other resources than larger businesses. Middle-market companies are more likely to be adversely affected by a downturn in their respective businesses or in the regional, national or international economy. As such, negative market conditions affecting existing or potential middle-market tenants, or the industries in which they operate, could materially adversely affect our financial condition and results of operations.

Adverse economic conditions may negatively affect our results of operations and, as a result, our ability to make distributions to our stockholders or to realize appreciation in the value of our Investments.

Our operating results may be adversely affected by market and economic challenges, which may negatively affect our returns and profitability and, as a result, our ability to make distributions to our stockholders or to realize appreciation in the value of our Investments. These market and economic challenges include, but are not limited to, the following:

•	any future downturn in the U.S. economy and the related reduction in spending, reduced home prices and high unemployment could result in tenant defaults under leases, vacancies at our office, industrial, retail or multifamily properties, and concessions or reduced rental rates under new leases due to reduced demand;
•	the rate of household formation or population growth in our target markets or a continued or exacerbated economic slow-down experienced by the local economies where our properties are located or by the real estate industry generally may result in changes in supply of or demand for apartment units in our target markets; and
•	the failure of the real estate market to attract the same level of capital investment in the future that it attracts at the time of our purchases or a reduction in the number of companies seeking to acquire properties may result in the value of our investments not appreciating or decreasing significantly below the amount we pay for these investments.

The length and severity of any economic slow-down or downturn cannot be predicted. Our operations and, as a result, our ability to make distributions to our stockholders and/or our ability to realize appreciation in the value of our properties could be materially and adversely affected to the extent that an economic slow-down or downturn is prolonged or becomes severe.

We may be adversely affected by unfavorable economic changes in the specific geographic areas where our Investments are concentrated.

Adverse conditions (including business layoffs or downsizing, industry slowdowns, changing demographics and other factors) in the areas where our Investments are located and/or concentrated, and local real estate conditions (such as oversupply of, or reduced demand for, office, industrial, retail or multifamily properties) may have an adverse effect on the value of our Investments. A material decline in the demand or the ability of tenants to pay rent for office, industrial or retail space in these geographic areas may result in a material decline in our cash available for distribution to our stockholders.

We may not be able to re-lease or renew leases at the Investments held by us on terms favorable to us or at all.

We are subject to risks that upon expiration or earlier termination of the leases for space located at our Investments the space may not be re-leased or, if re-leased, the terms of the renewal or re-leasing (including the costs of required renovations or concessions to tenants) may be less favorable than current lease terms. Any of these situations may result in extended periods where there is a significant decline in revenues or no revenues generated by an Investment. If we are unable to re-lease or renew leases for all or substantially all of the spaces at these Investments, if the rental rates upon such renewal or re-leasing are significantly lower than expected, if our reserves for these purposes prove inadequate, or if we are required to make significant renovations or concessions to tenants as part of the renewal or re-leasing process, we will experience a reduction in net income and may be required to reduce or eliminate distributions to our stockholders.

The bankruptcy, insolvency or diminished creditworthiness of our tenants under their leases or delays by our tenants in making rental payments could seriously harm our operating results and financial condition.

We lease our properties to tenants, and we receive rents from our tenants during the terms of their respective leases. A tenant’s ability to pay rent is often initially determined by the creditworthiness of the tenant. However, if a tenant’s credit deteriorates, the tenant may default on its obligations under its lease and the tenant may also become bankrupt. The bankruptcy or insolvency of our tenants or other failure to pay is likely to adversely affect the income produced by our real estate investments. Any bankruptcy filings by or relating to one of our tenants could bar us from collecting pre-bankruptcy debts from that tenant or its property, unless we receive an order permitting us to do so from the bankruptcy court. A tenant bankruptcy could delay our efforts to collect past due balances under the relevant leases and could ultimately preclude full collection of these sums. If a tenant files for bankruptcy, we may not be able to evict the tenant solely because of such bankruptcy or failure to pay. A court, however, may authorize a tenant to reject and terminate its lease with us. In such a case, our claim against the tenant for unpaid, future rent would be subject to a statutory cap that might be substantially less than the remaining rent owed under the lease. In addition, certain amounts paid to us within 90 days prior to the tenant’s bankruptcy filing could be required to be returned to the tenant’s bankruptcy estate. In any event, it is highly unlikely that a bankrupt or insolvent tenant would pay in full amounts it owes us under its lease. In other circumstances, where a tenant’s financial condition has become impaired, we may agree to partially or wholly terminate the lease in advance of the termination date in consideration for a lease termination fee that is likely less than the agreed rental amount. If a lease is rejected by a tenant in bankruptcy, we would have only a general unsecured claim for damages. Any unsecured claim we hold against a bankrupt entity may be paid only to the extent that funds are available and only in the same percentage as is paid to all other holders of unsecured claims. We may recover substantially less than the full value of any unsecured claims, which would harm our financial condition.

Lease defaults or terminations or landlord-tenant disputes may adversely reduce our income from our leased property portfolio.

Lease defaults or terminations by one or more of our significant tenants may reduce our revenues unless a default is cured or a suitable replacement tenant is found promptly. In addition, disputes may arise between the landlord and tenant that result in the tenant withholding rent payments, possibly for an extended period. These disputes may lead to litigation or other legal procedures to secure payment of the rent withheld or to evict the tenant. In other circumstances, a tenant may have a contractual right to abate or suspend rent payments. Even without such right, a tenant might determine to do so. Any of these situations may result in extended periods during which there is a significant decline in revenues or no revenues generated by the property. If this were to occur, it could adversely affect our results of operations.

Net leases may require us to pay property-related expenses that are not the obligations of our tenants.

Under the terms of net leases, in addition to satisfying their rent obligations, tenants are responsible for the payment of real estate taxes, insurance and ordinary maintenance and repairs. However, pursuant to leases we may assume or enter into in the future, we may be required to pay certain expenses, such as the costs of environmental liabilities, roof and structural repairs, insurance, certain non-structural repairs and maintenance and other costs and expenses for which insurance proceeds or other means of recovery are not available. If one or more of our properties incur significant expenses under the terms of the leases, such property, our business, financial condition and results of operations will be adversely affected and the amount of cash available to meet expenses and to make distributions to our stockholders may be reduced.

Net leases may not result in fair market lease rates over time, which could negatively impact our income and reduce the amount of funds available to make distributions to our stockholders.

A significant portion of our rental income is expected to come from net leases, which generally provide the tenant greater discretion in using the leased property than ordinary property leases, such as the right to freely sublease the property, to make alterations in the leased premises and to terminate the lease prior to its expiration under specified circumstances. Furthermore, net leases typically have longer lease terms and, thus, there is an increased risk that contractual rental increases in future years will fail to result in fair market rental rates during those years. As a result, our income and distributions to our stockholders could be lower than they would otherwise be if we did not engage in net leases.

We could be adversely affected by various facts and events related to our Investments over which we have limited or no control.

We could be adversely affected by various facts and events over which we have limited or no control, such as (i) oversupply of space and changes in market rental rates; (ii) economic or physical decline of the areas where the Investments are located; and (iii) deterioration of the physical condition of our Investments. Negative market conditions or adverse events affecting our existing or potential tenants, or the industries in which they operate, could have an adverse impact on our ability to attract new tenants, re-lease space, collect rent or renew leases, any of which could adversely affect our financial condition.

We may be required to reimburse tenants for overpayments of estimated operating expenses.

Under certain of our leases, tenants pay us as additional rent their proportionate share of the costs we incur to manage, operate and maintain the buildings and properties where they rent space. These leases often limit the types and amounts of expenses we can pass through to our tenants and allow the tenants to audit and contest our determination of the operating expenses they are required to pay. Given the complexity of certain additional rent calculations, tenant audit rights under large portfolio leases can remain unresolved for several years. If as a result of a tenant audit it is determined that we have collected more additional rent than we are permitted to collect under a lease, we must refund the excess amount back to the tenant and, sometimes, also reimburse the tenant for its audit costs. Such unexpected reimbursement payments could materially adversely affect our financial condition and results of operations.

An uninsured loss or a loss that exceeds the policies on our Investments could subject us to lost capital or revenue on those properties.

Under the terms and conditions of the leases expected to be in force on our Investments, tenants are generally expected to be required to indemnify and hold us harmless from liabilities resulting from injury to persons, air, water, land or property, on or off the premises, due to activities conducted on the Investments, except for claims arising from the negligence or intentional misconduct of us or our agents. Additionally, tenants are generally expected to be required, at the tenants’ expense, to obtain and keep in full force during the term of the lease, liability and property damage insurance policies. Insurance policies for property damage are generally expected to be in amounts not less than the full replacement cost of the improvements less slab, foundations, supports and other customarily excluded improvements and insure against all perils of fire, extended coverage, vandalism, malicious mischief and special extended perils (“all risk,” as that term is used in the insurance industry). Insurance policies are generally expected to be obtained by the tenant providing general liability coverage in varying amounts depending on the facts and circumstances surrounding the tenant and the industry in which it operates. These policies may include liability coverage for bodily injury and property damage arising out of the ownership, use, occupancy or maintenance of the properties and all of their appurtenant areas. To the extent that losses are uninsured or underinsured, we could be subject to lost capital and revenue on those Investments.

Acquired Investments may not meet projected occupancy.

If the tenants in an Investment do not renew or extend their leases or if tenants terminate their leases, the operating results of the Investment could be substantially and adversely affected by the loss of revenue and possible increase in operating expenses not reimbursed by the tenants. There can be no assurance that the Investments will be substantially occupied at projected rents. We will anticipate a minimum occupancy rate for each Investment, but there can be no assurance that the Investments will maintain the minimum occupancy rate or meet our anticipated lease-up schedule. In addition, lease-up of the unoccupied space may be achievable only at rental rates less than those we anticipate.

We could be exposed to environmental liabilities with respect to Investments to which we take title.

In the course of our business, and taking title to properties, we could be subject to environmental liabilities with respect to such properties. In such a circumstance, we may be held liable to a governmental entity or to third parties for property damage, personal injury, investigation and clean-up costs incurred by these parties in connection with environmental contamination, or we may be required to investigate or clean up hazardous or toxic substances or chemical releases at a property. The costs associated with investigation or remediation activities could be substantial. If we become subject to significant environmental liabilities, our business, financial condition, liquidity and results of operations could be materially and adversely affected.

Properties may contain toxic and hazardous materials.

Federal, state and local laws impose liability on a landowner for releases or the otherwise improper presence on the premises of hazardous substances. This liability is without regard to fault for, or knowledge of, the presence of such substances. A landowner may be held liable for hazardous materials brought onto the property before it acquired title and for hazardous materials that are not discovered until after it sells the property. Similar liability may occur under applicable state law. If any hazardous materials are found within an Investment that are in violation of law at any time, we may be liable for all cleanup costs, fines, penalties and other costs. This potential liability will continue after we sell the Investment and may apply to hazardous materials present within the Investment before we acquired such Investment. If losses arise from hazardous substance contamination which cannot be recovered from a responsible party, the financial viability of that property may be substantially affected. It is possible that we will acquire an Investment with known or unknown environmental problems which may adversely affect us.

Properties may contain mold.

Mold contamination has been linked to a number of health problems, resulting in recent litigation by tenants seeking various remedies, including damages and ability to terminate their leases. Originally occurring in residential property, mold claims have recently begun to appear in commercial properties as well. Several insurance companies have reported a substantial increase in mold-related claims, causing a growing concern that real estate owners might be subject to increasing lawsuits regarding mold contamination. No assurance can be given that a mold condition will not exist at one or more of our Investments, with the risk of substantial damages, legal fees and possibly loss of tenants. It is unclear whether such mold claims would be covered by the customary insurance policies to be obtained for us.

Significant restrictions on transfer and encumbrance of Investments are expected.

The terms of any debt financing for an Investment are expected to prohibit the transfer or further encumbrance of that Investment or any interest in that Investment except with the lender’s prior consent, which consent each lender is expected to be able to withhold. The relative illiquidity of the Investments may prevent or substantially impair our ability to dispose of an Investment at times when it may be otherwise advantageous for us to do so. If we were forced to immediately liquidate some or all of our Investments, the proceeds are likely to result in a significant loss, if such a liquidation is possible at all.

We will likely receive limited representations and warranties from sellers.

Investments will likely be acquired with limited representations and warranties from the seller regarding the condition of the Investment, the status of leases, the presence of hazardous substances, the status of governmental approvals and entitlements and other significant matters affecting the use, ownership and enjoyment of the Investment. As a result, if defects in an Investment or other matters adversely affecting an Investment are discovered, we may not be able to pursue a claim for damages against the seller of the Investment. The extent of damages that we may incur as a result of such matters cannot be predicted, but potentially could result in a significant adverse effect on the value of the Investments.

We may be subject to the risk of liability and casualty loss as the owner of an Investment.

It is expected that our Manager will maintain or cause to be maintained insurance against certain liabilities and other losses for an Investment, but the insurance obtained will not cover all amounts or types of loss. There is no assurance that any liability that may occur will be insured or that, if insured, the insurance proceeds will be sufficient to cover the loss. There are certain categories of loss that may be or may become uninsurable or not economically insurable, such as earthquakes, floods and hazardous waste.

Further, if losses arise from hazardous substance contamination that cannot be recovered from a responsible party, the financial viability of the affected Investment may be substantially impaired. It is expected that lenders will require a Phase I environmental site assessment to determine the existence of hazardous materials and other environmental problems prior to making a Loan secured by an Investment. However, a Phase I environmental site assessment generally does not involve invasive testing, but instead is limited to a physical walk through or inspection of an Investment and a review of governmental records. It is possible that we will acquire an Investment with known or unknown environmental problems that may adversely affect our Investments.

Risks Related to Our Taxation as a REIT

Our failure to qualify as a REIT would result in higher taxes and reduced cash available for stockholders.

We intend to continue to operate in a manner so as to qualify as a REIT for U.S. federal income tax purposes. Our initial and continued qualification as a REIT depends on our satisfaction of certain asset, income, organizational, distribution and stockholder ownership requirements on a continuing basis. Our ability to satisfy some of the asset tests depends upon the fair market values of our assets, some of which are not able to be precisely determined and for which we will not obtain independent appraisals. If we were to fail to qualify as a REIT in any taxable year, and certain statutory relief provisions were not available, we would be subject to U.S. federal income tax on our taxable income at regular corporate rates, and distributions to stockholders would not be deductible by us in computing our taxable income. Any such corporate tax liability could be substantial and would reduce the amount of cash available for distribution. Unless entitled to relief under certain Internal Revenue Code provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. In addition, if we fail to qualify as a REIT, we will no longer be required to make distributions. As a result of all these factors, our failure to qualify as a REIT could impair our ability to expand our business and raise capital, and it would adversely affect the value of our common stock.

REIT distribution requirements could adversely affect our liquidity.

In order to maintain our REIT status and to meet the REIT distribution requirements, we may need to borrow funds on a short-term basis or sell assets, even if the then-prevailing market conditions are not favorable for these borrowings or sales. To qualify as a REIT, we generally must distribute to our stockholders at least 90% of our net taxable income each year, excluding capital gains. In addition, we will be subject to corporate income tax to the extent we distribute less than 100% of our net taxable income including any net capital gain. We intend to make distributions to our stockholders to comply with the requirements of the Internal Revenue Code for REITs and to minimize or eliminate our corporate income tax obligation to the extent consistent with our business objectives. Our cash flows from operations may be insufficient to fund required distributions as a result of differences in timing between the actual receipt of income and the recognition of income for federal income tax purposes, or the effect of non-deductible capital expenditures, the creation of reserves or required debt service or amortization payments. The insufficiency of our cash flows to cover our distribution requirements could have an adverse impact on our ability to raise short- and long-term debt or sell equity securities in order to fund distributions required to maintain our REIT status. In addition, we will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions paid by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years.

Further, amounts distributed will not be available to fund investment activities. We expect to fund our investments by raising equity capital and through borrowings from financial institutions and the debt capital markets. If we fail to obtain debt or equity capital in the future, it could limit our ability to grow, which could have a material adverse effect on the value of our common stock.

The stock ownership limit imposed by the Code for REITs and our charter may inhibit market activity in our stock and may restrict our business combination opportunities.

In order for us to maintain our qualification as a REIT under the Internal Revenue Code, not more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) at any time during the last half of each taxable year. Additionally, at least 100 persons must beneficially own our capital stock during at least 335 days of a taxable year for each taxable year. Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of directors, no person may own more than 9.8% of the aggregate value of the outstanding shares of our stock or more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock. Our board of directors may not grant such an exemption to any proposed transferee whose ownership in excess of 9.8% of the value of our outstanding shares or more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock, would result in the termination of our status as a REIT. These ownership limits could delay or prevent a transaction or a change in our control that might be in the best interest of our stockholders.

Upon the closing of our IPO, our board of directors exempted the Virginia Birth-Related Neurological Injury Compensation Program, or the Virginia Birth Injury Program, from the 9.8% ownership limit. In connection with that exemption, our board of directors set the Virginia Birth Injury Program’s ownership limit at 32.95% of our issued and outstanding common stock. In addition, in April 2021, our board of directors exempted the Digital Power Lending, LLC from the 9.8% ownership limit. In connection with that exemption, our board of directors set the Digital Power Lending, LLC’s ownership limit at 10.4% of our issued and outstanding common stock. As of the date of this prospectus, our top five stockholders, by share ownership, beneficially own 10.7% of our issued and outstanding common stock. If any of these stockholders increase their holdings, we may go over the 50% threshold which could result in our failure to qualify or preserve our status as a REIT for federal income tax purposes. If this were to occur, your investment would be negatively affected.

Dividends payable by REITs do not qualify for the reduced tax rates available for some dividends.

The maximum tax rate applicable to “qualified dividend income” payable to U.S. stockholders that are taxed at individual rates is 20% (exclusive of the application of the net investment tax). Dividends payable by REITs, however, generally are not eligible for the reduced rates on qualified dividend income. The more favorable rates applicable to regular corporate qualified dividends could cause investors who are taxed at individual rates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our common stock.

The prohibited transactions tax may subject us to tax on our gain from sales of property and limit our ability to dispose of our properties.

A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property other than foreclosure property, held primarily for sale to customers in the ordinary course of business. Although we intend to acquire and hold all of our assets as investments and not for sale to customers in the ordinary course of business, the IRS may assert that we are subject to the prohibited transaction tax equal to 100% of net gain upon a disposition of real property. Although a safe harbor to the characterization of the sale of real property by a REIT as a prohibited transaction is available, not all of our prior property dispositions qualified for the safe harbor and we cannot assure you that we can comply with the safe harbor in the future or that we have avoided, or will avoid, owning property that may be characterized as held primarily for sale to customers in the ordinary course of business. Consequently, we may choose not to engage in certain sales of our properties or may conduct such sales through a TRS, which would be subject to federal and state income taxation. Additionally, in the event that we engage in sales of our properties, any gains from the sales of properties classified as prohibited transactions would be taxed at the 100% prohibited transaction tax rate.

We may be unable to generate sufficient revenue from operations, operating cash flow or portfolio income to pay our operating expenses, and our operating expenses could rise, diminishing our ability to pay distributions to our stockholders.

As a REIT, we are generally required to distribute at least 90% of our REIT taxable income, determined without regard to the dividends paid deduction and not including net capital gains, each year to our stockholders. To qualify for the tax benefits accorded to REITs, we have and intend to continue to make distributions to our stockholders in amounts such that we distribute all or substantially all our net taxable income each year, subject to certain adjustments. However, our ability to make distributions may be adversely affected by the risk factors described herein. Our ability to make and sustain cash distributions is based on many factors, including the return on our investments, the size of our investment portfolio, operating expense levels, and certain restrictions imposed by Maryland law. Some of the factors are beyond our control and a change in any such factor could affect our ability to pay future dividends. No assurance can be given as to our ability to pay distributions to our stockholders. In the event of a downturn in our operating results and financial performance or unanticipated declines in the value of our asset portfolio, we may be unable to declare or pay quarterly distributions or make distributions to our stockholders. The timing and amount of distributions are in the sole discretion of our board of directors, which considers, among other factors, our earnings, financial condition, debt service obligations and applicable debt covenants, REIT qualification requirements and other tax considerations and capital expenditure requirements as our board of directors may deem relevant from time to time.

Although our use of TRSs may partially mitigate the impact of meeting the requirements necessary to maintain our qualification as a REIT, our ownership of and relationship with our TRSs will be limited, and a failure to comply with the limits would jeopardize our REIT qualification and may result in the application of a 100% excise tax.

A REIT may own up to 100% of the stock of one or more TRSs. A TRS generally may hold assets and earn income that would not be qualifying assets or income if held or earned directly by a REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis.

Any TRSs that we own will pay U.S. federal, state and local income tax on their taxable income, and their after-tax net income will be available for distribution to us but will not be required to be distributed to us. We will monitor the value of our investments in TRSs for the purpose of ensuring compliance with the rule that no more than 20% of the value of a REIT’s assets may consist of TRS securities (which is applied at the end of each calendar quarter). In addition, we will scrutinize all of our transactions with any TRSs for the purpose of ensuring that they are entered into on arm’s-length terms in order to avoid incurring the 100% excise tax described above. The value of the securities that we hold in TRSs may not be subject to precise valuation. Accordingly, there can be no assurance that we will be able to comply with the 20% REIT subsidiaries limitation or to avoid application of the 100% excise tax.

In connection with the acquisition of the Hampton Inn Property, we created MDR Greensboro HI TRS, LLC, a Delaware limited liability company and a TRS jointly owned with PMI Greensboro, or the Greensboro TRS. Also in connection with the acquisition of the Clemson Best Western Property, we created MDR Clemson TRS, LLC, a Delaware limited liability company, or the Clemson TRS. While we believe our ownership of the Greensboro TRS or Clemson TRS will not affect our qualification as a REIT for federal income tax purposes, your investment in our company would be materially affected if we do not qualify and maintain our qualification as a REIT for federal income tax purposes as the result of our ownership of the Greensboro TRS, Clemson TRS or otherwise.

We may be subject to adverse legislative or regulatory tax changes that could reduce the market price of our common stock.

At any time, the U.S. federal income tax laws governing REITs or the administrative interpretations of those laws may be amended. We cannot predict when or if any new U.S. federal income tax law, regulation or administrative interpretation, or any amendment to any existing U.S. federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective and any such law, regulation, or interpretation may take effect retroactively. We and our stockholders could be adversely affected by any such change in the U.S. federal income tax laws, regulations or administrative interpretations.

If our operating partnership failed to qualify as a partnership for federal income tax purposes, we would cease to qualify as a REIT and suffer other adverse consequences.

We believe that our operating partnership will be treated as a partnership for federal income tax purposes. As a partnership, our operating partnership will not be subject to federal income tax on its income. Instead, each of its partners, including us, will be allocated, and may be required to pay tax with respect to, its share of our operating partnership’s income. We cannot assure you, however, that the IRS will not challenge the status of our operating partnership or any other subsidiary partnership in which we own an interest as a partnership for federal income tax purposes, or that a court would not sustain such a challenge. If the IRS were successful in treating our operating partnership or any such other subsidiary partnership as an entity taxable as a corporation for federal income tax purposes, we would fail to meet the gross income tests and certain of the asset tests applicable to REITs and, accordingly, we would likely cease to qualify as a REIT. Also, the failure of our operating partnership or any subsidiary partnerships to qualify as a partnership could cause it to become subject to federal and state corporate income tax, which would reduce significantly the amount of cash available for debt service and for distribution to its partners, including us.

Risks Related to Conflicts of Interest

The Management Agreement with our Manager was not negotiated on an arm’s-length basis and may not be as favorable to us as if it had been negotiated with an unaffiliated third party.

Our executive officers, including a majority of our current directors, are executives of our Manager. The Management Agreement was negotiated between related parties and its terms, including fees payable to our Manager, may not be as favorable to us as if it had been negotiated with an unaffiliated third party. In addition, we may choose not to enforce, or to enforce less vigorously, our rights under the Management Agreement because of our desire to maintain our ongoing relationship with Medalist and its affiliates.

We may have conflicts of interest with our Manager and its affiliates, which could result in investment decisions that are not in the best interests of our stockholders.

There are numerous conflicts of interest between our interests and the interests of our Manager, the Medalist companies and their respective affiliates, including conflicts arising out of allocation of personnel to our activities, allocation of investment opportunities between us and investment vehicles affiliated with our Manager, purchase or sale of properties, including from affiliates of our Manager and fee arrangements with our Manager that might induce our Manager to make investment decisions that are not in our best interests. Examples of these potential conflicts of interest include:

•	Competition for the time and services of personnel that work for us and our affiliates;

•	Compensation payable by us to our Manager and its affiliates for their various services, which may not be on market terms and is payable, in some cases, whether or not our stockholders receive distributions;

•	The possibility that our Manager, its officers and their respective affiliates will face conflicts of interest relating to the purchase and leasing of properties, and that such conflicts may not be resolved in our favor, thus potentially limiting our investment opportunities, impairing our ability to make distributions and adversely affecting the trading price of our stock;
•	The possibility that if we acquire properties from Medalist or its affiliates, the price may be higher than we would pay if the transaction were the result of arm’s-length negotiations with a third party;
•	The possibility that our Manager will face conflicts of interest caused by its indirect ownership by Medalist, some of whose officers are also our officers and two of whom are directors of ours, resulting in actions that may not be in the long-term best interests of our stockholders;
•	Our Manager has considerable discretion with respect to the terms and timing of our acquisition, disposition and leasing transactions;
•	The possibility that we may acquire or merge with our Manager, resulting in an internalization of our management functions; and
•	The possibility that the competing demands for the time of our Manager, its affiliates and our officers may result in them spending insufficient time on our business, which may result in our missing investment opportunities or having less efficient operations, which could reduce our profitability and result in lower distributions to you.

Any of these and other conflicts of interest between us and our Manager could have a material adverse effect on the returns on our investments, our ability to make distributions to stockholders and the trading price of our stock.

Our executive officers have interests that may conflict with the interests of stockholders.

Certain of our executive officers are also affiliated with or are executive and/or senior officers of our Manager, and its affiliates. These individuals may have personal and professional interests that conflict with the interests of our stockholders with respect to business decisions affecting us and our operating partnership. As a result, the effect of these conflicts of interest on these individuals may influence their decisions affecting the negotiation and consummation of the transactions whereby we acquire Investments in the future from affiliates of our Manager, or in the allocation of investment opportunities to us by our Manager.

Risks Associated with Debt Financing

We have used and may continue to use mortgage and other debt financing to acquire properties or interests in properties and otherwise incur other indebtedness, which increases our expenses and could subject us to the risk of losing properties in foreclosure if our cash flow is insufficient to make loan payments.

We are permitted to acquire real properties and other real estate-related investments, including entity acquisitions, by assuming either existing financing secured by the asset or by borrowing new funds. In addition, we may incur or increase our mortgage debt by obtaining loans secured by some or all of our assets to obtain funds to acquire additional investments or to pay distributions to our stockholders. We also may borrow funds, if necessary, to satisfy the requirement that we distribute at least 90% of our annual “REIT taxable income,” or otherwise as is necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes.

There is no limit on the amount we may invest in any single property or other asset or on the amount we can borrow to purchase any individual property or other investment. If we mortgage a property and have insufficient cash flow to service the debt, we risk an event of default which may result in our lenders foreclosing on the properties securing the mortgage.

If we cannot repay or refinance loans incurred to purchase our properties, or interests therein, then we may lose our interests in the properties secured by the loans we are unable to repay or refinance.

High levels of debt or increases in interest rates could increase the amount of our loan payments, which could reduce the cash available for distribution to stockholders.

Our policies do not limit us from incurring debt. For purposes of calculating our leverage, we assume full consolidation of all of our real estate investments, whether or not they would be consolidated under GAAP, include assets we have classified as held for sale, and include any joint venture level indebtedness in our total indebtedness.

High debt levels will cause us to incur higher interest charges, resulting in higher debt service payments, and may be accompanied by restrictive covenants. Interest we pay reduces cash available for distribution to stockholders. Additionally, with respect to our variable rate debt, increases in interest rates increase our interest costs, which reduces our cash flow and our ability to make distributions to you. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments and could result in a loss. In addition, if we are unable to service our debt payments, our lenders may foreclose on our interests in the real property that secures the loans we have entered into.

High mortgage rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire, our cash flow from operations and the amount of cash distributions we can make.

To qualify as a REIT, we will be required to distribute at least 90% of our annual taxable income (excluding net capital gains) to our stockholders in each taxable year, and thus our ability to retain internally generated cash is limited. Accordingly, our ability to acquire properties or to make capital improvements to or remodel properties will depend on our ability to obtain debt or equity financing from third parties or the sellers of properties. If mortgage debt is unavailable at reasonable rates, we may not be able to finance the purchase of properties. If we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the debt becomes due or of being unable to refinance on favorable terms. If interest rates are higher when we refinance the properties, our income could be reduced. We may be unable to refinance properties. If any of these events occurs, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise capital by issuing more stock or borrowing more money.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to you.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage, or replace our Manager. These or other limitations may limit our flexibility and prevent us from achieving our operating plans.

Our ability to obtain financing on reasonable terms would be impacted by negative capital market conditions.

Recently, domestic and international financial markets have experienced unusual volatility and uncertainty. Although this condition occurred initially within the “subprime” single-family mortgage lending sector of the credit market, liquidity has tightened in overall financial markets, including the investment grade debt and equity capital markets. Consequently, there is greater uncertainty regarding our ability to access the credit market in order to attract financing on reasonable terms. Investment returns on our assets and our ability to make acquisitions could be adversely affected by our inability to secure financing on reasonable terms, if at all.

Some of our mortgage loans may have “due on sale” provisions, which may impact the manner in which we acquire, sell and/or finance our properties.

In purchasing properties subject to financing, we may obtain financing with “due-on-sale” and/or “due-on-encumbrance” clauses. Due-on-sale clauses in mortgages allow a mortgage lender to demand full repayment of the mortgage loan if the borrower sells the mortgaged property. Similarly, due-on-encumbrance clauses allow a mortgage lender to demand full repayment if the borrower uses the real estate securing the mortgage loan as security for another loan. In such event, we may be required to sell our properties on an all-cash basis, which may make it more difficult to sell the property or reduce the selling price.

Lenders may be able to recover against our other Investments under our mortgage loans.

In financing our acquisitions, we will seek to obtain secured nonrecourse loans. However, only recourse financing may be available, in which event, in addition to the Investment securing the loan, the lender would have the ability to look to our other assets for satisfaction of the debt if the proceeds from the sale or other disposition of the Investment securing the loan are insufficient to fully repay it. Also, in order to facilitate the sale of an Investment, we may allow the buyer to purchase the Investment subject to an existing loan whereby we remain responsible for the debt.

If we are required to make payments under any “bad boy” carve-out guaranties that we may provide in connection with certain mortgages and related loans, our business and financial results could be materially adversely affected.

In obtaining certain nonrecourse loans, we may provide standard carve-out guaranties. These guaranties are only applicable if and when the borrower directly, or indirectly through agreement with an affiliate, joint venture partner or other third party, voluntarily files a bankruptcy or similar liquidation or reorganization action or takes other actions that are fraudulent or improper (commonly referred to as “bad boy” guaranties). Although we believe that “bad boy” carve-out guaranties are not guaranties of payment in the event of foreclosure or other actions of the foreclosing lender that are beyond the borrower’s control, some lenders in the real estate industry have recently sought to make claims for payment under such guaranties. In the event such a claim were made against us under a “bad boy” carve-out guaranty following foreclosure on mortgages or related loan, and such claim were successful, our business and financial results could be materially adversely affected.

Interest-only indebtedness may increase our risk of default and ultimately may reduce our funds available for distribution to our stockholders.

We may finance our property acquisitions using interest-only mortgage indebtedness. During the interest-only period, the amount of each scheduled payment will be less than that of a traditional amortizing mortgage loan. The principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal during this period. After the interest-only period, we will be required either to make scheduled payments of amortized principal and interest or to make a lump-sum or “balloon” payment at maturity. These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related mortgage loan. If the mortgage loan has an adjustable interest rate, the amount of our scheduled payments also may increase at a time of rising interest rates. Increased payments and substantial principal or balloon maturity payments will reduce the funds available for distribution to our stockholders because cash otherwise available for distribution will be required to pay principal and interest associated with these mortgage loans.

We may enter into derivative or hedging contracts that could expose us to contingent liabilities and certain risks and costs in the future.

Part of our investment strategy may involve entering into derivative or hedging contracts that could require us to fund cash payments in the future under certain circumstances, such as the early termination of the derivative agreement caused by an event of default or other early termination event, or the decision by a counterparty to request margin securities it is contractually owed under the terms of the derivative contract. The amount due would be equal to the unrealized loss of the open swap positions with the respective counterparty and could also include other fees and charges. These economic losses would be reflected in our financial results of operations, and our ability to fund these obligations will depend on the liquidity of our assets and access to capital at the time, and the need to fund these obligations could adversely impact our financial condition and results of operations.

Further, the cost of using derivative or hedging instruments increases as the period covered by the instrument increases and during periods of rising and volatile interest rates. We may increase our derivative or hedging activity and thus increase our related costs during periods when interest rates are volatile or rising and hedging costs have increased.

In addition, hedging instruments involve risk since they often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, in many cases, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying derivative transactions may depend on compliance with applicable statutory and commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in a default. Default by a party with whom we enter into a hedging transaction may result in the loss of unrealized profits and force us to cover our resale commitments, if any, at the then current market price. Although generally we will seek to reserve the right to terminate our hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty, and we may not be able to enter into an offsetting contract in order to cover our risk. We cannot be assured that a liquid secondary market will exist for hedging instruments purchased or sold, and we may be required to maintain a position until exercise or expiration, which could result in losses.

Complying with REIT requirements may limit our ability to hedge risk effectively.

The REIT provisions of the Code may limit our ability to hedge the risks inherent to our operations. From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging transactions may include entering into interest rate swaps, caps and floors, options to purchase these items, and futures and forward contracts. Any income or gain derived by us from transactions that hedge certain risks, such as the risk of changes in interest rates, will not be treated as gross income for purposes of either the 75% or the 95% income test, as defined below in “Material Federal Income Tax Considerations — Gross Income Tests,” unless specific requirements are met. Such requirements include that the hedging transaction be properly identified within prescribed time periods and that the transaction either (1) hedges risks associated with indebtedness issued by us that is incurred to acquire or carry real estate assets or (2) manages the risks of currency fluctuations with respect to income or gain that qualifies under the 75% or 95% income test (or assets that generate such income). To the extent that we do not properly identify such transactions as hedges, hedge with other types of financial instruments, or hedge other types of indebtedness, the income from those transactions is not likely to be treated as qualifying income for purposes of the 75%- and 95%-income tests. As a result of these rules, we may have to limit the use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

Interest rates might increase.

Based on historical interest rates, current interest rates are low and, as a result, it is likely that the interest rates available for future real estate loans and refinances will be higher than the current interest rates for such loans, which may have a material and adverse impact on our company and our Investments. If there is an increase in interest rates, any debt servicing on Investments could be significantly higher than currently anticipated, which would reduce the amount of cash available for distribution to the stockholders. Also, rising interest rates may affect the ability of our Manager to refinance an Investment. Investments may be less desirable to prospective purchasers in a rising interest rate environment and their values may be adversely impacted by the reduction in cash flow due to increased interest payments.

We may use floating rate, interest-only or short-term loans to acquire Investments.

Our Manager has the right, in its sole discretion, to negotiate any debt financing, including obtaining (i) interest-only, (ii) floating rate and/or (iii) short-term loans to acquire Investments. If our Manager obtains floating rate loans, the interest rate would not be fixed but would float with an established index (probably at higher interest rates in the future). No principal would be repaid on interest-only loans. Finally, we would be required to refinance short-term loans at the end of a relatively short period. The credit markets have recently been in flux and are experiencing a malaise. No assurance can be given that our Manager would be able to refinance with fixed-rate permanent loans in the future, on favorable terms or at all, to refinance the short-term loans. In addition, no assurance can be given that the terms of such future loans to refinance the short-term loans would be favorable to our company.

We may use leverage to make Investments.

Our Manager, in its sole discretion, may leverage the Investments. As a result of the use of leverage, a decrease in revenues of a leveraged Investment may materially and adversely affect that Investment’s cash flow and, in turn, our ability to make distributions. No assurance can be given that future cash flow of a particular Investment will be sufficient to make the debt service payments on any borrowed funds for that Investment and also cover operating expenses. If the Investment’s revenues are insufficient to pay debt service and operating expenses, we would be required to use net income from other Investments, working capital or reserves, or seek additional funds. There can be no assurance that additional funds will be available, if needed, or, if such funds are available, that they will be available on terms acceptable to us.

Leveraging an Investment allows a lender to foreclose on that Investment.

Lenders to an Investment, even non-recourse lenders, are expected in all instances to retain the right to foreclose on that Investment if there is a default in the loan terms. If this were to occur, we would likely lose our entire investment in that Investment.

Lenders may have approval rights with respect to an encumbered Investment.

A lender to an Investment will likely have numerous other rights, which may include the right to approve any change in the property manager for a particular Investment.

Availability of financing and market conditions will affect the success of our company.

Market fluctuations in real estate financing may affect the availability and cost of funds needed in the future for Investments. In addition, credit availability has been restricted in the past and may become restricted again in the future. Restrictions upon the availability of real estate financing or high interest rates for real estate loans could adversely affect the Investments and our ability to execute its investment goals.

We do not have guaranteed cash flow.

There can be no assurance that cash flow or profits will be generated by the Investments. If the Investments do not generate the anticipated amount of cash flow, we may not be able to pay the anticipated distributions to the stockholders without making such distributions from the net proceeds of this offering or from reserves.

Risks Related to Our Organization and Structure

A limit on the percentage of our securities a person may own may discourage a takeover or business combination, which could prevent our stockholders from realizing a premium price for their stock.

Our charter restricts direct or indirect ownership by one person or entity to no more than 9.8% in value of the outstanding shares of our capital stock or 9.8% in number of shares or value, whichever is more restrictive, of the outstanding shares of our common stock unless exempted (prospectively or retroactively) by our board of directors. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to our stockholders.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.

Our board of directors may amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue and may classify or reclassify any unissued common stock or preferred stock into other classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption of any such stock. Our board of directors could also authorize the issuance of up to 250,000,000 shares of preferred stock with terms and conditions that could have priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to holders of our common stock.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act; if we are subject to registration under the Investment Company Act, we will not be able to continue our business.

Neither we, nor our operating partnership, nor any of our subsidiaries intend to register as an investment company under the Investment Company Act. We expect that our operating partnership’s and subsidiaries’ investments in real estate will represent the substantial majority of our total asset mix, which would not subject us to the Investment Company Act. In order to maintain an exemption from regulation under the Investment Company Act, we intend to engage, through our operating partnership and our wholly and majority-owned subsidiaries, primarily in the business of buying real estate, and these investments must be made within a year after this offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of this offering, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in government securities with low returns, which would reduce the cash available for distribution to stockholders and possibly lower your returns.

We expect that most of our assets will be held through wholly-owned or majority-owned subsidiaries of our operating partnership. We expect that most of these subsidiaries will be outside the definition of investment company under Section 3(a)(1) of the Investment Company Act as they are generally expected to hold at least 60% of their assets in real property or in entities that they manage or co-manage that own real property. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act. We believe that we, our operating partnership and most of the subsidiaries of our operating partnership will not fall within either definition of investment company as we intend to invest primarily in real property, through our wholly or majority-owned subsidiaries, the majority of which we expect to have at least 60% of their assets in real property or in entities that they manage or co-manage that own real property. As these subsidiaries would be investing either solely or primarily in real property, they would be outside of the definition of “investment company” under Section 3(a)(1) of the Investment Company Act. We are organized as a holding company that conducts its businesses primarily through the operating partnership, which in turn is a holding company conducting its business through its subsidiaries. Both we and our operating partnership intend to conduct our operations so that they comply with the 40% test. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe that neither we nor the operating partnership will be considered an investment company under Section 3(a)(1)(A) of the 1940 Act because neither we nor the operating partnership will engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through the operating partnership’s wholly-owned or majority-owned subsidiaries, we and the operating partnership will be primarily engaged in the non-investment company businesses of these subsidiaries.

In the event that the value of investment securities held by the subsidiaries of our operating partnership were to exceed 40%, we expect our subsidiaries to be able to rely on the exclusion from the definition of “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act. Section 3(c)(5)(C), as interpreted by the staff of the SEC, requires each of our subsidiaries relying on this exception to invest at least 55% of its portfolio in “mortgage and other liens on and interests in real estate,” which we refer to as “qualifying real estate assets” and maintain at least 80% of its assets in qualifying real estate assets or other real estate-related assets. The remaining 20% of the portfolio can consist of miscellaneous assets. What we buy and sell is therefore limited to these criteria. How we determine to classify our assets for purposes of the Investment Company Act will be based in large measure upon no-action letters issued by the SEC staff in the past and other SEC interpretive guidance. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than ten years ago. Pursuant to this guidance, and depending on the characteristics of the specific investments, certain joint venture investments may not constitute qualifying real estate assets and therefore investments in these types of assets may be limited. No assurance can be given that the SEC will concur with our classification of our assets. Future revisions to the Investment Company Act or further guidance from the SEC may cause us to lose our exclusion from registration or force us to re-evaluate our Portfolio and our investment strategy. Such changes may prevent us from operating our business successfully.

In the event that we, or our operating partnership, were to acquire assets that could make either entity fall within the definition of investment company under Section 3(a)(1) of the Investment Company Act, we believe that we would still qualify for an exclusion from registration pursuant to Section 3(c)(6). Section 3(c)(6) excludes from the definition of investment company any company primarily engaged, directly or through majority-owned subsidiaries, in one or more of certain specified businesses. These specified businesses include the business described in Section 3(c)(5)(C) of the Investment Company Act. It also excludes from the definition of investment company any company primarily engaged, directly or through majority-owned subsidiaries, in one or more of such specified businesses from which at least 25% of such company’s gross income during its last fiscal year is derived, together with any additional business or businesses other than investing, reinvesting, owning, holding, or trading in securities. Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if 55% of the assets of our operating partnership consist of, and at least 55% of the income of our operating partnership is derived from, qualifying real estate assets owned by wholly-owned or majority-owned subsidiaries of our operating partnership.

To ensure that neither we, nor our operating partnership nor subsidiaries are required to register as an investment company, each entity may be unable to sell assets they would otherwise want to sell and may need to sell assets they would otherwise wish to retain. In addition, we, our operating company or our subsidiaries may be required to acquire additional income or loss-generating assets that we might not otherwise acquire or forego opportunities to acquire interests in companies that we would otherwise want to acquire. Although we, our operating partnership and our subsidiaries intend to monitor our respective portfolios periodically and prior to each acquisition or disposition, any of these entities may not be able to maintain an exclusion from registration as an investment company. If we, our operating partnership or our subsidiaries are required to register as an investment company but fail to do so, the unregistered entity would be prohibited from engaging in our business, and criminal and civil actions could be brought against such entity. In addition, the contracts of such entity would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of the entity and liquidate its business.

For more information on issues related to compliance with the Investment Company Act, see “Policies with Respect to Certain Activities—Policies Relating to the Investment Company Act.”

We may change our investment and operational policies without stockholder consent.

We may change our investment and operational policies, including our policies with respect to investments, acquisitions, growth, operations, indebtedness, capitalization and distributions, at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the types of investments described in this filing. A change in our investment strategy may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect our ability to make distributions.

We may in the future choose to pay dividends in our own stock, in which case you may be required to pay income taxes in excess of the cash dividends you receive.

We may in the future distribute taxable dividends that are payable in cash and shares of our common stock at the election of each stockholder. Taxable stockholders receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of our current and accumulated earnings and profits for United States federal income tax purposes. As a result, a U.S. stockholder may be required to pay income taxes with respect to such dividends in excess of the cash dividends received. If a U.S. stockholder sells the stock it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our stock at the time of the sale. Furthermore, with respect to non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock. In addition, if a significant number of our stockholders determine to sell shares of our common stock in order to pay taxes owed on dividends, it may put downward pressure on the trading price of our common stock.

Risks Related to this Offering and the Ownership of Our Common Stock

Future sales of shares of our common stock in the public market or the issuance of other equity may adversely affect the market price of our common stock.

Sales of a substantial number of shares of our common stock or other equity-related securities in the public market could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock.

The stock price of our common stock may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the public offering price.

The market price of our common stock may be volatile. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. If the market price of our common stock declines significantly, you may be unable to resell your shares at or above the public offering price. We cannot assure you that the market price of our common stock will not fluctuate or decline significantly in the future. Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common stock include:

•	actual or anticipated variations in our operating results, funds from operations, or FFO, cash flows, liquidity or distributions;

•	changes in our earnings estimates or those of analysts;

•	publication of research reports about us or the real estate industry or sector in which we operate;

•	increases in market interest rates that lead purchasers of our shares to demand a higher dividend yield;

•	changes in market valuations of companies similar to us;

•	adverse market reaction to any securities we may issue or additional debt it incurs in the future;

•	additions or departures of key management personnel;

•	actions by institutional stockholders;

•	speculation in the press or investment community;

•	continuing high levels of volatility in the credit markets;

•	the realization of any of the other risk factors included herein; and

•	general market and economic conditions.

The availability and timing of cash distributions is uncertain.

We are generally required to distribute to our stockholders at least 90% of our REIT taxable income, determined without regard to the dividends paid deduction and excluding any net capital gain, each year in order for us to qualify as a REIT under the Code, which we intend to satisfy through quarterly cash distributions of all or substantially all of our REIT taxable income in such year, subject to certain adjustments. Our board of directors will determine the amount and timing of any distributions. In making such determinations, our directors will consider all relevant factors, including the amount of cash available for distribution, capital expenditures, general operational requirements and applicable law. We intend over time to make regular quarterly distributions to holders of shares of our common stock. However, we bear all expenses incurred by our operations, and the funds generated by operations, after deducting these expenses, may not be sufficient to cover desired levels of distributions to stockholders. In addition, our board of directors, in its discretion, may retain any portion of such cash in excess of our REIT taxable income for working capital. Our company’s board of directors has not declared a common dividend since the fourth quarter of 2019 ($562,357 paid during the first quarter of 2020) and may consider continuing to suspend quarterly dividend distributions. We cannot predict the amount of distributions we may make, maintain or increase over time. See “Distribution Policy.”

There are many factors that can affect the availability and timing of cash distributions to stockholders. Because we may receive rents and income from our properties at various times during our fiscal year, distributions paid may not reflect our income earned in that particular distribution period. The amount of cash available for distribution will be affected by many factors, including without limitation, the amount of income we will earn from investments in target assets, the amount of its operating expenses and many other variables. Actual cash available for distribution may vary substantially from our expectations.

While we intend to fund the payment of quarterly distributions to holders of shares of our common stock entirely from distributable cash flows, we may fund quarterly distributions to its stockholders from a combination of available net cash flows, equity capital and proceeds from borrowings. In the event we are unable to consistently fund future quarterly distributions to stockholders entirely from distributable cash flows, the value of our common stock may be negatively impacted.

An increase in market interest rates may have an adverse effect on the market price of our common stock and our ability to make distributions to its stockholders.

One of the factors that investors may consider in deciding whether to buy or sell shares of our common stock is our distribution rate as a percentage of our share price, relative to market interest rates. If market interest rates increase, prospective investors may demand a higher distribution rate on shares of common stock or seek alternative investments paying higher distributions or interest. As a result, interest rate fluctuations and capital market conditions can affect the market price of shares of our common stock. For instance, if interest rates rise without an increase in our distribution rate, the market price of shares of our common stock could decrease because potential investors may require a higher distribution yield on shares of our common stock as market rates on interest-bearing instruments such as bonds rise. In addition, to the extent we have variable rate debt, rising interest rates would result in increased interest expense on our variable rate debt, thereby adversely affecting our cash flow and its ability to service our indebtedness and make distributions to our stockholders.

We may not be able to satisfy listing requirements of Nasdaq Capital Market to maintain a listing of our common stock.

We must meet certain financial and liquidity criteria to maintain the listing of our common stock on the Nasdaq Capital Market. If we violate Nasdaq Capital Market listing requirements, our common stock may be delisted. If we fail to meet any of the Nasdaq Capital Market listing standards, our common stock may be delisted. In addition, our board may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our common stock from Nasdaq Capital Market may materially impair our stockholders’ ability to buy and sell our common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock. In addition, the delisting of our common stock could significantly impair our ability to raise capital.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us and our business. If few analysts commence coverage of us, or if analysts cease coverage of us, the trading price for our common stock would be negatively affected. If one or more of the analysts who cover us downgrade our common stock or publish inaccurate or unfavorable research about our business, the price for our common stock would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our common stock could decrease, which might cause the price and trading volume for our common stock to decline.

A possible “short squeeze” due to a sudden increase in demand of our common stock that largely exceeds supply may lead to further price volatility in our common stock.

Investors may purchase our common stock to hedge existing exposure in our common stock or to speculate on the price of our common stock. Speculation on the price of our common stock may involve long and short exposures. To the extent aggregate short exposure exceeds the number of shares of our common stock available for purchase in the open market, investors with short exposure may have to pay a premium to repurchase our common stock for delivery to lenders of our common stock. Those repurchases may in turn, dramatically increase the price of our common stock until investors with short exposure are able to purchase additional common shares to cover their short position. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in our common stock that are not directly correlated to the performance or prospects of our company and once investors purchase the shares of common stock necessary to cover their short position the price of our common stock may decline.

The market price of our common stock may be volatile, which could result in substantial losses for investors who purchase our shares; and the volatility in the stock prices of other companies may contribute to volatility in our stock price.

Our common stock has experienced price and volume fluctuations and may continue to experience volatility in the future. The closing price of our common stock during the past 12 months ranged from a peak of $3.20 on February 9, 2021 to a low of $1.03 on September 24, 2020. You may not be able to sell your shares quickly or at the latest market price if trading in our stock is not active or the volume is low. Some of the factors that may cause the market price of our common stock to fluctuate include:

•	regulatory or legal developments;

•	the recruitment or departure of key personnel;

•	the level of expenses related to our business or to comply with changing laws, including in relation to environmental laws;

•	actual or anticipated changes in estimates as to financial results or recommendations by securities analysts;

•	announcement or expectation of additional financing efforts;

•	sales of our common stock by us, our insiders, or other shareholders;

•	variations in our financial results or those of companies that are perceived to be similar to us;

•	changes in estimates or recommendations by securities analysts, if any, that cover our stock; and

•	general economic, industry, and market conditions.

In recent years, the stock market has experienced significant price and volume fluctuations and depressions that have often been unrelated or disproportionate to changes in the operating performance of the companies whose stock is experiencing those price and volume fluctuations. Broad market and industry factors may seriously affect the market price of our common stock regardless of our actual operating performance. Following periods of such volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Because of the potential volatility of our stock price, we may become the target of securities litigation in the future. Securities litigation could result in substantial costs and divert management’s attention and resources from our business.

Material Federal Income Tax Risks

Failure to remain qualified as a REIT would cause us to be taxed as a regular corporation, which would substantially reduce funds available for distributions to our stockholders.

We have elected to be taxed as a REIT for federal income tax purposes beginning with our taxable year ended December 31, 2017. We believe that we have operated in a manner qualifying us as a REIT commencing with our taxable year ended December 31, 2017 and intend to continue to so operate. However, we cannot assure you that we will remain qualified as a REIT. In connection with this offering, we have received an opinion from our tax counsel, that our organization and current and proposed method of operation enable us to qualify and continue to qualify as a REIT. Investors should be aware that tax counsel’s opinion is based upon customary assumptions, conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the conduct of our business, is not binding upon the Internal Revenue Service, or the IRS, or any court and speaks as of the date issued. In addition, tax counsel’s opinion is based on existing U.S. federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal tax laws. Tax counsel will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements.

If we fail to qualify as a REIT in any taxable year, we will face serious tax consequences that will substantially reduce the funds available for distributions to our stockholders because:

•	we would not be able to deduct dividends paid to stockholders in computing our taxable income and would be subject to U.S. federal income tax at regular corporate rates;

•	we could be subject to possible increased state and local taxes; and

•	unless we are entitled to relief under certain U.S. federal income tax laws, we could not re-elect REIT status until the fifth calendar year after the year in which we failed to qualify as a REIT.

In addition, if we fail to qualify as a REIT, we will no longer be required to make distributions. As a result of all these factors, our failure to qualify as a REIT could impair our ability to expand our business and raise capital, and it would adversely affect the value of our common stock. See “Material Federal Income Tax Considerations” for a discussion of material federal income tax consequences relating to us and our common stock.

Complying with REIT requirements may cause us to forego otherwise attractive opportunities or liquidate otherwise attractive investments.

To maintain our qualification as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of our capital stock. In order to meet these tests, we may be required to forego investments we might otherwise make. Thus, compliance with the REIT requirements may hinder our performance.

In particular, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified real estate assets. The remainder of our investment in securities (other than government securities, securities of TRSs and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities, securities of TRSs and qualified real estate assets) can consist of the securities of any one issuer, and no more than 20% of the value of our total assets can be represented by the securities of one or more TRSs. If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

Even if we remain qualified as a REIT, we may face other tax liabilities that reduce our cash flows.

Even if we remain qualified as a REIT, we may be subject to certain federal, state and local taxes on our income and assets, including taxes on any undistributed income, tax on income from some activities conducted as a result of a foreclosure, and state or local income, property and transfer taxes. In addition, any TRS in which we own an interest will be subject to regular corporate federal, state and local taxes. Any of these taxes would decrease cash available for distributions to stockholders.

Failure to make required distributions would subject us to U.S. federal corporate income tax.

We intend to continue to operate in a manner so as to qualify as a REIT for U.S. federal income tax purposes. In order to remain qualified as a REIT, we generally are required to distribute at least 90% of our REIT taxable income, determined without regard to the dividends paid deduction and excluding any net capital gain, each year to our stockholders. To the extent that we satisfy this distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to U.S. federal corporate income tax on our undistributed taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount specified under the Code.

The prohibited transactions tax may subject us to tax on our gain from sales of property and limit our ability to dispose of our properties.

A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property other than foreclosure property, held primarily for sale to customers in the ordinary course of business. Although we intend to acquire and hold all of our assets as investments and not for sale to customers in the ordinary course of business, the IRS may assert that we are subject to the prohibited transaction tax equal to 100% of net gain upon a disposition of real property.

Although a safe harbor to the characterization of the sale of real property by a REIT as a prohibited transaction is available, not all of our prior property dispositions qualified for the safe harbor and we cannot assure you that we can comply with the safe harbor in the future or that we have avoided, or will avoid, owning property that may be characterized as held primarily for sale to customers in the ordinary course of business. Consequently, we may choose not to engage in certain sales of our properties or may conduct such sales through a TRS, which would be subject to federal and state income taxation. Additionally, in the event that we engage in sales of our properties, any gains from the sales of properties classified as prohibited transactions would be taxed at the 100% prohibited transaction tax rate.

The ability of our board of directors to revoke our REIT qualification without stockholder approval may cause adverse consequences to our stockholders.

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT. If we cease to qualify as a REIT, we would become subject to U.S. federal income tax on our taxable income and would no longer be required to distribute most of our taxable income to our stockholders, which may have adverse consequences on our total return to our stockholders.

Our ownership of any TRSs will be subject to limitations and our transactions with any TRSs will cause us to be subject to a 100% penalty tax on certain income or deductions if those transactions are not conducted on arm’s-length terms.

Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs. In addition, the Code limits the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. The Code also imposes a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis. Furthermore, we will monitor the value of our respective investments in any TRSs for the purpose of ensuring compliance with TRS ownership limitations and will structure our transactions with any TRSs on terms that we believe are arm’s-length to avoid incurring the 100% excise tax described above. There can be no assurance, however, that we will be able to comply with the 20% REIT subsidiaries limitation or to avoid application of the 100% excise tax.

You may be restricted from acquiring or transferring certain amounts of our common stock.

The stock ownership restrictions of the Code for REITs and the 9.8% stock ownership limits in our charter may inhibit market activity in our capital stock and restrict our business combination opportunities.

In order to qualify as a REIT, five or fewer individuals, as defined in the Code to include specified private foundations, employee benefit plans and trusts, and charitable trusts, may not own, beneficially or constructively, more than 50% in value of our issued and outstanding stock at any time during the last half of a taxable year. Attribution rules in the Code determine if any individual or entity beneficially or constructively owns our capital stock under this requirement. Additionally, at least 100 persons must beneficially own our capital stock during at least 335 days of a taxable year. To help insure that we meet these tests, among other purposes, our charter restricts the acquisition and ownership of shares of our capital stock.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted, prospectively or retroactively, by our board of directors, our charter prohibits any person from beneficially or constructively owning more than 9.8% in value of the aggregate of our outstanding shares of capital stock or 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock. Our board of directors may not grant an exemption from these restrictions to any proposed transferee whose ownership in excess of such thresholds does not satisfy certain conditions designed to ensure that we will not fail to qualify as a REIT. These restrictions on transferability and ownership will not apply, however, if our board of directors determines that it is no longer in our best interest to continue to qualify as a REIT or that compliance is no longer required for REIT qualification.

Upon the closing of our IPO, our board of directors exempted the Virginia Birth-Related Neurological Injury Compensation Program, or the Virginia Birth Injury Program, from the 9.8% ownership limit. In connection with that exemption, our board of directors set the Virginia Birth Injury Program’s ownership limit at 32.95% of our issued and outstanding common stock. In addition, in April 2021, our board of directors exempted the Digital Power Lending, LLC from the 9.8% ownership limit. In connection with that exemption, our board of directors set the Digital Power Lending, LLC’s ownership limit at 10.4% of our issued and outstanding common stock. As of the date of this prospectus, our top five stockholders, by share ownership, beneficially own 10.7% of our issued and outstanding common stock. If any of these stockholders increase their holdings, we go over the 50% threshold which could result in our failure to qualify or preserve our status as a REIT for federal income tax purposes. If this were to occur, your investment would be negatively affected.

We may be subject to adverse legislative or regulatory tax changes that could reduce the market price of our common stock.

At any time, the U.S. federal income tax laws governing REITs or the administrative interpretations of those laws may be amended. We cannot predict when or if any new U.S. federal income tax law, regulation or administrative interpretation, or any amendment to any existing U.S. federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective and any such law, regulation, or interpretation may take effect retroactively. We and our stockholders could be adversely affected by any such change in the U.S. federal income tax laws, regulations or administrative interpretations.

Dividends payable by REITs generally do not qualify for the reduced tax rates available for certain dividends.

The maximum tax rate applicable to “qualified dividend income” payable to U.S. stockholders taxed at individual rates is 20%. Dividends payable by REITs, however, generally are not eligible for the reduced rates. The more favorable rates applicable to regular corporate qualified dividends could cause investors who are taxed at individual rates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our common stock.

Distributions to tax-exempt investors may be classified as unrelated business taxable income and tax-exempt investors would be required to pay tax on the unrelated business taxable income and to file income tax returns.

Neither ordinary nor capital gain distributions with respect to our common stock nor gain from the sale of stock should generally constitute unrelated business taxable income to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:

•	under certain circumstances, part of the income and gain recognized by certain qualified employee pension trusts with respect to our stock may be treated as unrelated business taxable income if our stock is predominately held by qualified employee pension trusts, such that we are a “pension-held” REIT (which we do not expect to be the case);

•	part of the income and gain recognized by a tax-exempt investor with respect to our stock would constitute unrelated business taxable income if such investor incurs debt in order to acquire our common stock; and

•	part or all of the income or gain recognized with respect to our stock held by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (9), (17) or (20) of the Code may be treated as unrelated business taxable income.

We encourage you to consult your own tax advisor to determine the tax consequences applicable to you if you are a tax-exempt investor. See “Material Federal Income Tax Considerations — Taxation of Tax-Exempt Stockholders.”

Benefit Plan Risks Under ERISA or the Code

If you fail to meet the fiduciary and other standards under the Employee Retirement Income Security Act of 1974, as amended or the Code as a result of an investment in our stock, you could be subject to criminal and civil penalties.

Special considerations apply to the purchase of stock by employee benefit plans subject to the fiduciary rules of title I of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, including pension or profit sharing plans and entities that hold assets of such plans, which we refer to as ERISA Plans, and plans and accounts that are not subject to ERISA, but are subject to the prohibited transaction rules of Section 4975 of the Code, including IRAs, Keogh Plans, and medical savings accounts. (Collectively, we refer to ERISA Plans and plans subject to Section 4975 of the Code as “Benefit Plans” or “Benefit Plan Investors”). If you are investing the assets of any Benefit Plan, you should consider whether:

•	your investment will be consistent with your fiduciary obligations under ERISA and the Code;

•	your investment will be made in accordance with the documents and instruments governing the Benefit Plan, including the Plan’s investment policy;

•	your investment will satisfy the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA, if applicable, and other applicable provisions of ERISA and the Code;

•	your investment will impair the liquidity of the Benefit Plan;

•	your investment will produce “unrelated business taxable income” for the Benefit Plan;

•	you will be able to satisfy plan liquidity requirements as there may be only a limited market to sell or otherwise dispose of our stock; and

•	your investment will constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Code may result in the imposition of civil and criminal penalties and can subject the fiduciary to claims for damages or for equitable remedies. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Code, the fiduciary or IRA owner who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. In the case of a prohibited transaction involving an IRA owner, the IRA may be disqualified, and all of the assets of the IRA may be deemed distributed and subjected to tax. Benefit Plan Investors should consult with counsel before making an investment in shares of our common stock.

Plans that are not subject to ERISA or the prohibited transactions of the Code, such as government plans or church plans, may be subject to similar requirements under state law. The fiduciaries of such plans should satisfy themselves that the investment satisfies applicable law.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the offering of securities under this prospectus for general corporate purposes, including funding our investment activity, the repayment of outstanding indebtedness, working capital and other general purposes. Further details relating to the use of the net proceeds from an offering of securities under this prospectus will be set forth in the applicable prospectus supplement. Pending such uses, we anticipate that we will invest the net proceeds in interest-bearing securities in a manner consistent with maintaining our qualification as a REIT.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the rights and preferences of our capital stock. While we believe that the following description covers the material terms of our capital stock, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire prospectus, our charter and bylaws and the relevant provisions of Maryland law for a more complete understanding of our capital stock. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part and the following summary, to the extent it relates to those documents, is qualified in its entirety by reference thereto. See “Additional Information.”

General

Our charter provides that we may issue up to 750,000,000 shares of common stock and 250,000,000 shares of preferred stock, both having par value $0.01 per share. As of the date of this prospectus, 16,052,617 shares of our common stock and 200,000 shares 8.0% Series A Cumulative Redeemable Preferred Stock, or Series A Preferred Stock, were issued and outstanding. On March 11, 2021, we had approximately 3,624 holders of record of our common stock. This figure may not represent the actual number of beneficial owners of our common stock because shares of our common stock are frequently held in “street name” by securities dealers and others for the benefit of beneficial owners who may vote the shares.

Common Stock

The shares of our common stock offered by this prospectus, when issued, will be duly authorized, fully paid and nonassessable. Our common stock is not convertible or subject to redemption.

Holders of our common stock:

•	are entitled to receive distributions authorized by our board of directors and declared by us out of legally available funds after payment of, or provision for, full cumulative distributions on and any required redemptions of shares of preferred stock then outstanding;

•	in the event of any voluntary or involuntary liquidation or dissolution of our company, are entitled to share ratably in the distributable assets of our company remaining after satisfaction of the prior preferential rights of the preferred stock and the satisfaction of all of our debts and liabilities; and

•	do not have preference, conversion, exchange, sinking fund, or redemption rights or preemptive rights to subscribe for any of our securities and generally have no appraisal rights unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of shares, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise appraisal rights.

Shares of our common stock will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to effectuate a transfer. V Stock Transfer, LLC acts as our registrar and as the transfer agent for our shares. Transfers can be effectuated simply by mailing to V Stock Transfer, LLC a transfer and assignment form, which will be provided to you at no charge upon written request.

Stockholder Voting

Subject to the restrictions on ownership and transfer of stock contained in our charter and except as may otherwise be specified in our charter, each share of common stock will have one vote per share on all matters voted on by stockholders, including election of directors. Because stockholders do not have cumulative voting rights, holders of a majority of the outstanding shares of common stock can elect our entire board of directors.

Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except that a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director and except as set forth in the next paragraph.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for a majority vote in these situations. Our charter further provides that any or all of our directors may be removed from office for cause, and then only by the affirmative vote of at least a majority of the votes entitled to be cast generally in the election of directors. For these purposes, “cause” means, with respect to any particular director, conviction of a felony or final judgment of a court of competent jurisdiction holding that such director caused demonstrable material harm to us through bad faith or active and deliberate dishonesty.

Each stockholder entitled to vote on a matter may do so at a meeting in person or by proxy directing the manner in which he or she desires that his or her vote be cast or without a meeting by a consent in writing or by electronic transmission. Any proxy must be received by us prior to the date on which the vote is taken. Pursuant to Maryland law and our bylaws, if no meeting is held, 100% of the stockholders must consent in writing or by electronic transmission to take effective action on behalf of our company, unless the action is advised, and submitted to the stockholders for approval, by our board of directors, in which case such action may be approved by the consent in writing or by electronic transmission of stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders.

Preferred Stock

Our charter authorizes our board of directors, without further stockholder action, to provide for the issuance of up to 250,000,000 shares of preferred stock, in one or more classes or series, with such terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as our board of directors approves. Our board of directors designated a series of preferred stock consisting of 230,000 shares designated as Series A Preferred Stock. Our board of directors may, without notice to or the consent of holders of Series A Preferred Stock, authorize the issuance and sale of additional shares of Series A Preferred Stock and authorize and issue additional shares of junior stock or parity stock from time to time. The Series A Preferred Stock is listed on the Nasdaq Capital Market under the symbol “MDRRP.” We have available for issuance 249,770,000 authorized but unissued shares of preferred stock.

Issuance of Additional Securities and Debt Instruments

Our board of directors is authorized to issue additional securities, including common stock, preferred stock, convertible preferred stock and convertible debt, for cash, property or other consideration on such terms as they may deem advisable and to classify or reclassify any unissued shares of capital stock of our company into other classes or series of stock without approval of the holders of the outstanding securities. We may issue debt obligations with conversion privileges on such terms and conditions as the directors may determine, whereby the holders of such debt obligations may acquire our common stock or preferred stock. We may also issue warrants, options and rights to buy shares on such terms as the directors deem advisable, despite the possible dilution in the value of the outstanding shares which may result from the exercise of such warrants, options or rights to buy shares, as part of a ratable issue to stockholders, as part of a private or public offering or as part of other financial arrangements. Our board of directors, with the approval of a majority of the directors and without any action by stockholders, may also amend our charter from time to time to increase or decrease the aggregate number of shares of our stock or the number of shares of stock of any class or series that we have authority to issue.

Restrictions on Ownership and Transfer

In order to qualify as a REIT under the federal tax laws, we must meet several requirements concerning the ownership of our outstanding capital stock. Specifically, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the federal income tax laws to include specified private foundations, employee benefit plans and trusts, and charitable trusts, during the last half of a taxable year, other than our first REIT taxable year. Moreover, 100 or more persons must own our outstanding shares of capital stock during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year, other than our first REIT taxable year.

Because our board of directors believes it is essential for our company to qualify and continue to qualify as a REIT and for other corporate purposes, our charter, subject to the exceptions described below, provides that no person may own, or be deemed to own by virtue of the attribution provisions of the federal income tax laws, more than 9.8% of:

•	the total value of the outstanding shares of our capital stock; or

•	the total value or number (whichever is more restrictive) of outstanding shares of our common stock.

This limitation regarding the ownership of our shares is the “9.8% Ownership Limitation.” Further, our charter provides for certain circumstances where our board of directors may exempt (prospectively or retroactively) a person from the 9.8% Ownership Limitation and establish or increase an excepted holder limit for such person. This exception is the “Excepted Holder Ownership Limitation.” Subject to certain conditions, our board of directors may also increase the 9.8% Ownership Limitation for one or more persons and decrease the 9.8% Ownership Limitation for all other persons.

To assist us in preserving our status as a REIT, among other purposes, our charter also contains limitations on the ownership and transfer of shares of common stock that would:

•	result in our capital stock being beneficially owned by fewer than 100 persons, determined without reference to any rules of attribution;

•	result in our company being “closely held” under the federal income tax laws; and

•	cause our company to own, actually or constructively, 9.8% or more of the ownership interests in a tenant of our real property, under the federal income tax laws or otherwise fail to qualify as a REIT.

Any attempted transfer of our stock which, if effective, would result in our stock being beneficially owned by fewer than 100 persons will be null and void, with the intended transferee acquiring no rights in such shares of stock. If any transfer of our stock occurs which, if effective, would result in any person owning shares in violation of the other limitations described above (including the 9.8% Ownership Limitation), then that number of shares the ownership of which otherwise would cause such person to violate such limitations will automatically result in such shares being designated as shares-in-trust and transferred automatically to a trust effective on the day before the purported transfer of such shares. The record holder of the shares that are designated as shares-in-trust, or the prohibited owner, will be required to submit such number of shares of capital stock to our company for registration in the name of the trust. We will designate the trustee, but it will not be affiliated with our company. The beneficiary of the trust will be one or more charitable organizations that are named by our company. If the transfer to the trust would not be effective for any reason to prevent a violation of the limitations on ownership and transfer, then the transfer of that number of shares that otherwise would cause the violation will be null and void, with the intended transferee acquiring no rights in such shares.

Shares-in-trust will remain shares of issued and outstanding capital stock and will be entitled to the same rights and privileges as all other stock of the same class or series. The trust will receive all dividends and other distributions on the shares-in-trust and will hold such dividends or other distributions in trust for the benefit of the beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. The trust will vote all shares-in-trust and, subject to Maryland law, the trustee will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and to the beneficiary as follows. The prohibited owner generally will receive from the trust the lesser of:

•	the price per share such prohibited owner paid for the shares of capital stock that were designated as shares-in-trust or, in the case of a gift or devise, the market price per share on the date of such transfer; or

•	the price per share received by the trust from the sale of such shares-in-trust.

The trustee may reduce the amount payable to the prohibited owner by an amount equal to the dividends and other distributions that have been paid to the prohibited owner and are owed by the prohibited owner to the trustee. The trust will distribute to the beneficiary any amounts received by the trust in excess of the amounts to be paid to the prohibited owner. If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then the shares shall be deemed to have been sold on behalf of the trust and, to the extent that the prohibited owner received an amount for the shares that exceeds the amount such prohibited owner was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, the shares-in-trust will be deemed to have been offered for sale to our company, or our designee, at a price per share equal to the lesser of:

•	the price per share in the transaction that created such shares-in-trust or, in the case of a gift or devise, the market price per share on the date of such gift or devise; or

•	the market price per share on the date that our company, or our designee, accepts such offer.

We may reduce the amount payable to the prohibited owner by an amount equal to the dividends and other distributions that have been paid to the prohibited owner and are owed by the prohibited owner to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the beneficiary. We will have the right to accept such offer for a period of 90 days after the later of the date of the purported transfer which resulted in such shares-in-trust or the date we determine in good faith that a transfer resulting in such shares-in-trust occurred.

“Market price” on any date means the closing price for our stock on such date. The “closing price” refers to the last quoted price as reported by the primary securities exchange or market on which our stock is then listed or quoted for trading. If our stock is not so listed or quoted at the time of determination of the market price, our board of directors will determine the market price in good faith.

If you acquire or attempt to acquire shares of our capital stock in violation of the foregoing restrictions, or if you owned common or preferred stock that was transferred to a trust, then we will require you to give us immediate written notice of such event or, in the case of a proposed or attempted transaction, at least 15 days written notice, and to provide us with such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

If you own, directly or indirectly, more than 5%, or such lower percentages as required under the federal income tax laws, of our outstanding shares of stock, then you must, within 30 days after January 1 of each year, provide to us a written statement or affidavit stating your name and address, the number of shares of capital stock owned directly or indirectly, and a description of how such shares are held. In addition, each direct or indirect stockholder shall provide to us such additional information as we may request in order to determine the effect, if any, of such ownership on our qualification as a REIT and to ensure compliance with the ownership limit.

The ownership limit generally will not apply to the acquisition of shares of capital stock by an underwriter that participates in a public offering of such shares. In addition, our board of directors, upon receipt of a ruling from the IRS or an opinion of counsel and upon such other conditions as our board of directors may direct, including the receipt of certain representations and undertakings required by our charter, may exempt (prospectively or retroactively) a person from the ownership limit and establish or increase an excepted holder limit for such person. However, the ownership limit will continue to apply until our board of directors determines that it is no longer in the best interests of our company to attempt to qualify, or to continue to qualify, as a REIT or that compliance is no longer required for REIT qualification.

All certificates, if any, representing our common or preferred stock, will bear a legend referring to the restrictions described above.

The ownership limit in our charter may have the effect of delaying, deferring or preventing a takeover or other transaction or change in control of our company that might involve a premium price for your shares or otherwise be in your interest as a stockholder.

Upon the closing of our IPO, our board of directors exempted the Virginia Birth-Related Neurological Injury Compensation Program, or the Virginia Birth Injury Program, from the 9.8% ownership limit. In connection with that exemption, our board of directors set the Virginia Birth Injury Program’s ownership limit at 32.95% of our issued and outstanding common stock. In addition, in April 2021, our board of directors exempted the Digital Power Lending, LLC from the 9.8% ownership limit. In connection with that exemption, our board of directors set the Digital Power Lending, LLC’s ownership limit at 10.4% of our issued and outstanding common stock. As of the date of this prospectus, our top five stockholders, by share ownership, beneficially own 10.7% of our issued and outstanding common stock. If any of these stockholders increase their holdings, we go over the 50% threshold which could result in our failure to qualify or preserve our status as a REIT for federal income tax purposes. If this were to occur, your investment would be negatively affected.

Distributions

Some or all of our distributions may be paid from sources other than cash flow from operations, such as from the proceeds of this offering, cash advances to us by our Manager, the sale of our assets, cash resulting from a waiver of asset management fees and borrowings (including borrowings secured by our assets) in anticipation of future operating cash flow until such time as we have sufficient cash flow from operations to fully fund the payment of distributions therefrom. Generally, our policy is to pay distributions from cash flow from operations. Further, because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, we will declare distributions in anticipation of cash flow that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. We may fund such distributions from third party borrowings, offering proceeds, sale proceeds, advances from our Manager or sponsors or from our Manager’s deferral of its base management fee. To the extent that we make payments or reimburse certain expenses to our Manager pursuant to the Management Agreement, our cash flow and therefore our ability to make distributions from cash flow, as well as cash flow available for investment, will be negatively impacted. In addition, to the extent we invest in development or redevelopment projects or in properties that have significant capital requirements, these properties will not immediately generate operating cash flow, although we intend to structure many of these investments to provide for income to us during the development stage. Our ability to make distributions may be negatively impacted, especially during our early periods of operation.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. Generally, distributed income will not be taxable to us under the Code if we distribute at least 90% of our REIT taxable income.

Distributions are authorized at the discretion of our board of directors, in accordance with our earnings, cash flow, anticipated cash flow and general financial condition. Our board of directors’ discretion will be directed, in substantial part, by its intention to cause us to continue to qualify as a REIT.

Many of the factors that can affect the availability and timing of cash distributions to stockholders are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions. There can be no assurance that future cash flow will support distributions at the rate that such distributions are paid in any particular distribution period.

Under Maryland law, we may issue our own securities as stock dividends in lieu of making cash distributions to stockholders. We may issue securities as stock dividends in the future.

Stock Exchange Listing

Our common stock is currently listed on the Nasdaq Capital Market under the symbol “MDRR.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is V Stock Transfer LLC. Their office is located at 18 Lafayette Place, Woodmere, New York 11598. Their telephone number is (212) 828-8436.

IMPORTANT PROVISIONS OF MARYLAND CORPORATE LAW AND
OUR CHARTER AND BYLAWS

The following is a summary of some important provisions of Maryland law, our charter and our bylaws in effect as of the date of this prospectus, copies of which are filed as an exhibit to the registration statement to which this prospectus relates and may also be obtained from us.

Our Charter and Bylaws

Stockholder rights and related matters are governed by the Maryland General Corporation Law, or MGCL, and our charter and bylaws. Provisions of our charter and bylaws, which are summarized below, may make it more difficult to change the composition of our board of directors and may discourage or make more difficult any attempt by a person or group to obtain control of our company.

Stockholders’ Meetings

An annual meeting of our stockholders will be held each year on the date and at the time and place set by our board of directors for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. A special meeting of our stockholders may be called in the manner provided in the bylaws, including by the president, the chief executive officer, the chairman of our board of directors, or our board of directors, and, subject to certain procedural requirements set forth in our bylaws, must be called by the secretary to act on any matter that may properly be considered at a meeting of stockholders upon written request of stockholders entitled to cast at least a majority of all the votes entitled to be cast on such matter at such meeting. Subject to the restrictions on ownership and transfer of stock contained in our charter and except as may otherwise be specified in our charter, at any meeting of the stockholders, each outstanding share of common stock entitles the owner of record thereof on the applicable record date to one vote on all matters submitted to a vote of stockholders. In general, the presence in person or by proxy of a majority of our outstanding shares of common stock entitled to vote constitutes a quorum, and the majority vote of our stockholders will be binding on all of our stockholders.

Our Board of Directors

A vacancy in our board of directors caused by the death, resignation or incapacity of a director or by an increase in the number of directors may be filled only by the vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred. Any director may resign at any time and may be removed only for cause, and then only by our stockholders entitled to cast at least a majority of the votes entitled to be cast generally in the election of directors.

Each director will serve a term beginning on the date of his or her election and ending on the next annual meeting of the stockholders and when his or her successor is duly elected and qualifies. Because holders of common stock have no right to cumulative voting for the election of directors, at each annual meeting of stockholders, the holders of the shares of common stock with a majority of the voting power of the common stock will be able to elect all of the directors.

Limitation of Liability and Indemnification

Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity and permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;
•	the director or officer actually received an improper personal benefit in money, property or services; or
•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

Finally, Maryland law permits a Maryland corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

To the maximum extent permitted by Maryland law, our charter limits the liability of our directors and officers to us and our stockholders for monetary damages and our charter authorizes us to obligate ourselves to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our directors, our officers, and our Manager (including any director or officer who is or was serving at the request of our company as a director, officer, partner, member, manager or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise). In addition, our bylaws require us to indemnify and advance expenses to our directors and our officers, and permit us, with the approval of our board of directors, to provide such indemnification and advance of expenses to any individual who served a predecessor of us in any of the capacities described above and to any employee or agent of us, including our Manager, or a predecessor of us.

However, the SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable.

We may also purchase and maintain insurance to indemnify such parties against the liability assumed by them whether or not we are required or have the power to indemnify them against this same liability.

Takeover Provisions of the MGCL

The following paragraphs summarize some provisions of Maryland law and our charter and bylaws which may delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our stockholders.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined as any person who beneficially owns 10% or more of the voting power of the corporation’s then outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. A person is not an interested stockholder under the statute if our board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board of directors. After the five-year prohibition, any such business combination must be recommended by our board of directors of such corporation and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than voting stock held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that the interested stockholder becomes an interested stockholder.

Pursuant to the statute, our board of directors has opted out of these provisions of the MGCL provided that the business combination is first approved by our board of directors, in which case, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and any person. As a result, any person may be able to enter into business combinations with us that may not be in the best interest of our stockholders without compliance by our company with the super-majority vote requirements and the other provisions of the statute.

Control Share Acquisitions

The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors:

•	a person who makes or proposes to make a control share acquisition;
•	an officer of the corporation; or
•	an employee of the corporation who is also a director of the corporation.

“Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;
•	one-third or more but less than a majority; or
•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to (1) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock. We cannot assure you that such provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:

•	a classified board of directors;
•	a two-thirds vote requirement for removing a director;
•	a requirement that the number of directors be fixed only by vote of the directors;
•	a requirement that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred; and
•	a majority requirement for the calling of a special meeting of stockholders.
•

We have elected to provide that vacancies on our board of directors may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships and require, unless called by the president, the chief executive officer, the chairman of our board of directors or our board of directors, the request of stockholders entitled to cast at least a majority of the votes entitled to be cast on any matter that may properly be considered at a meeting of stockholders to call a special meeting to act on such matter.

Dissolution or Termination of Our Company

We are an infinite-life corporation that may be dissolved under the MGCL at any time by the affirmative vote of a majority of our entire board and of stockholders entitled to cast at least a majority of all the votes entitled to be cast on the matter. Our operating partnership has a perpetual existence.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who is a stockholder of record both at the time of giving the advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on such other business and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting may be made only (1) by or at the direction of our board of directors or (2) provided that the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving the advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of the bylaws.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes the material federal income tax considerations that you, as a stockholder, may consider relevant in connection with the purchase, ownership and disposition of our common stock. Kaplan Voekler Cunningham & Frank, PLC, or our tax counsel, has reviewed this summary, and is of the opinion that the discussion contained herein is accurate in all material respects. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular stockholders in light of their personal investment or tax circumstances, or to certain types of stockholders that are subject to special treatment under the U.S. federal income tax laws, such as:

•	insurance companies;
•	tax-exempt organizations (except to the limited extent discussed in “— Taxation of Tax-Exempt Stockholders” below);
•	financial institutions or broker-dealers;
•	non-U.S. individuals and foreign corporations (except to the limited extent discussed in “— Taxation of Non-U.S. Stockholders” below);
•	U.S. expatriates;
•	persons who mark-to-market our common stock;
•	subchapter S corporations;
•	U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;
•	regulated investment companies and REITs;
•	trusts and estates;
•	holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;
•	persons holding our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;
•	persons subject to the alternative minimum tax provisions of the Code; and
•	persons holding our common stock through a partnership or similar pass-through entity.

This summary assumes that stockholders hold shares as capital assets for U.S. federal income tax purposes, which generally means property held for investment.

The statements in this section are not intended to be, and should not be construed as, tax advice. The statements in this section based on the Code, current, temporary and proposed Treasury regulations, the legislative history of the Code, current administrative interpretations and practices of the IRS, and court decisions. The reference to IRS interpretations and practices includes the IRS practices and policies endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this discussion. Future legislation, Treasury regulations, administrative interpretations and court decisions could change the current law or adversely affect existing interpretations of current law on which the information in this section is based. Any such change could apply retroactively. We have not received any rulings from the IRS concerning our qualification as a REIT. Accordingly, even if there is no change in the applicable law, no assurance can be provided that the statements made in the following discussion, which do not bind the IRS or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.

WE URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF OUR COMMON STOCK AND OF OUR ELECTION TO BE TAXED AS A REIT. SPECIFICALLY, YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of Our Company

Beginning with our taxable year ended December 31, 2017, we believe that we have operated in a manner qualifying us as a REIT, and we have elected to be taxed as a REIT for federal income tax purposes. We believe that, commencing with such taxable year, we will be organized and will operate in a manner so as to qualify as a REIT under the federal income tax laws. We cannot assure you, however, that we will qualify or remain qualified as a REIT. This section discusses the laws governing the federal income tax treatment of a REIT and its stockholders, which laws are highly technical and complex.

Kaplan Voekler Cunningham & Frank, PLC has acted as tax counsel to us in connection with this offering. Tax counsel is of the opinion that we qualified to be taxed as a REIT under federal income tax laws for our taxable year ended December 31, 2017 and our organization and current and proposed method of operation will enable us to continue to qualify us as a REIT for future taxable years. Tax counsel’s opinion is based solely on our representations with respect to factual matters concerning our business operations and our properties. Tax counsel has not independently verified these facts. In addition, our qualification as a REIT depends, among other things, upon our meeting the requirements of Sections 856 through 860 of the Code throughout each year. Accordingly, because our satisfaction of such requirements will depend upon future events, including the final determination of financial and operational results, no assurance can be given that we will satisfy the REIT requirements during any particular taxable year.

Our REIT qualification depends on our ability to meet on a continuing basis several qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that fall within specified categories, the diversity of our share ownership, and the percentage of our earnings that we distribute. We describe the REIT qualification tests, and the consequences of our failure to meet those tests, in more detail below. Tax counsel will not review our compliance with those tests on a continuing basis. Accordingly, neither we nor tax counsel can assure you that we will satisfy those tests.

If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our stockholders. The benefit of that tax treatment is that it avoids the “double taxation,” which means taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation.

However, we will be subject to U.S. federal tax in the following circumstances:

•	We will pay U.S. federal income tax on any taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.
•	We will pay income tax at the highest corporate rate on:

o	net income from the sale or other disposition of property acquired through foreclosure (“foreclosure property”) that we hold primarily for sale to customers in the ordinary course of business, and
o	other non-qualifying income from foreclosure property.

•	We will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.
•	If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “— Gross Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by a fraction intended to reflect our profitability.
•	If we fail to distribute during a calendar year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income required to be distributed from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed.
•	We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we made a timely designation of such gain to the stockholders) and would receive a credit or refund for its proportionate share of the tax we paid.
•	We will be subject to a 100% excise tax on some payments we receive (or on certain expenses deducted by Greensboro TRS, Clemson TRS or any TRS we form in the future on income imputed to our TRS for services rendered to or on behalf of us), if arrangements among us, our tenants, and our TRSs do not reflect arm’s-length terms.

•	If we fail to satisfy any of the asset tests, other than a de minimis failure of the 5% asset test, the 10% vote test or 10% value test, as described below under “— Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we file a description of each asset that caused such failure with the IRS, and we dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the highest federal income tax rate then applicable to U.S. corporations (currently 21%) on the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.
•	If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.
•	If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset provided no election is made for the transaction to be taxable on a current basis. The amount of gain on which we will pay tax is the lesser of:

o	the amount of gain that we recognize at the time of the sale or disposition, and
o	the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “— Recordkeeping Requirements.”
•	The earnings of our lower-tier entities that are subchapter C corporations, including Greensboro TRS, Clemson TRS or any TRSs we form in the future, will be subject to U.S. federal corporate income tax.

In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes. Moreover, as further described below, Greensboro TRS, Clemson TRS and any TRSs we form in the future will be subject to federal, state and local corporate income tax on their taxable income.

Requirements for Qualification

A REIT is a corporation, trust, or association that meets each of the following requirements:

1.	It is managed by one or more trustees or directors.

2.	Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.

3.	It would be taxable as a domestic corporation, but for the REIT provisions of the U.S. federal income tax laws.

4.	It is neither a financial institution nor an insurance company subject to special provisions of the U.S. federal income tax laws.

5.	At least 100 persons are beneficial owners of its shares or ownership certificates.

6.	Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the Code defines to include certain entities, during the last half of any taxable year.

7.	It elects to be a REIT or has made such election for a previous taxable year and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT qualification.

8.	It meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions to stockholders.

9.	It uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the U.S. federal income tax laws.

We must meet requirements 1 through 4, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. We do not have to comply with 5 and 6 for the first taxable year for which we elect REIT tax status. For purposes of determining stock ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the U.S. federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6.

Our charter provides restrictions regarding the transfer and ownership of shares of our capital stock. See “Description of Capital Stock — Restrictions on Ownership and Transfer.” We believe that we will have issued sufficient stock with sufficient diversity of ownership to allow us to satisfy requirements 5 and 6 above. The restrictions in our charter are intended (among other things) to assist us in continuing to satisfy requirements 5 and 6 above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy such share ownership requirements. If we fail to satisfy these share ownership requirements, our qualification as a REIT may terminate.

Qualified REIT Subsidiaries. A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A “qualified REIT subsidiary” is a corporation, other than a TRS, all of the stock of which is owned by the REIT. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

Other Disregarded Entities and Partnerships. An unincorporated domestic entity, such as a partnership or limited liability company that has a single owner, generally is not treated as an entity separate from its owner for U.S. federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for U.S. federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Our proportionate share for purposes of the 10% value test (see “— Asset Tests”) will be based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share will be based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for U.S. federal income tax purposes in which we acquire an equity interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

We may acquire limited partner or non-managing member interests in partnerships and limited liability companies that are joint ventures. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were able to qualify for a statutory REIT “savings” provision, which may require us to pay a significant penalty tax to maintain our REIT qualification.

Taxable REIT Subsidiaries. A REIT may own up to 100% of the shares of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the securities will automatically be treated as a TRS. We will not be treated as holding the assets of a TRS or as receiving any income that the TRS earns. Rather, the stock issued by a TRS to us will be an asset in our hands, and we will treat the distributions paid to us from such TRS, if any, as income. This treatment may affect our compliance with the gross income and asset tests. Because we will not include the assets and income of TRSs in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities, such as earning fee income, that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

A TRS pays income tax at regular corporate rates on any income that it earns. In addition, the TRS rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis.

A TRS may not directly or indirectly operate or manage any health care facilities or lodging facilities or provide rights to any brand name under which any health care facility or lodging facility is operated. A TRS is not considered to operate or manage a “qualified health care property” or “qualified lodging facility” solely because the TRS directly or indirectly possesses a license, permit, or similar instrument enabling it to do so.

Rent that we receive from a TRS will qualify as “rents from real property” as long as (1) at least 90% of the leased space in the property is leased to persons other than TRSs and related-party tenants, and (2) the amount paid by the TRS to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space, as described in further detail below under “— Gross Income Tests — Rents from Real Property.” If we lease space to a TRS in the future, we will seek to comply with these requirements.

In connection with the acquisition of the Hampton Inn Property, we created MDR Greensboro HI TRS, LLC, a Delaware limited liability company and a TRS jointly owned with PMI Greensboro, or the Greensboro TRS. Also in connection with the acquisition of the Clemson Best Western Property, we created MDR Clemson TRS, LLC, a Delaware limited liability company, or the Clemson TRS. While we believe our ownership of the Greensboro TRS and the Clemson TRS will not affect our qualification as a REIT for federal income tax purposes, your investment in our company would be materially affected if we do not qualify and maintain our qualification as a REIT for federal income tax purposes as the result of our ownership of the Greensboro TRS and Clemson TRS or otherwise.

Gross Income Tests

We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;
•	interest on debt secured by mortgages on real property, or on interests in real property;
•	dividends or other distributions on, and gain from the sale of, shares in other REITs;
•	gain from the sale of a real estate asset (excluding gain from the sale of a debt instrument issued by a “publicly offered REIT” to the extent not secured by real property or an interest in real property) not held for sale to customers;
•	income and gain derived from foreclosure property; and
•	income derived from the temporary investment of new capital that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of shares or securities, or any combination of these. Cancellation of indebtedness, or COD, income and gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, income and gain from “hedging transactions” that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests. Finally, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. See “— Foreign Currency Gain.” The following paragraphs discuss the specific application of the gross income tests to us.

Rents from Real Property. Rent that we receive, including as a result of our ownership of preferred or common equity interests in a partnership that owns rental properties, from our real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

•	First, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.
•	Second, neither we nor a direct or indirect owner of 10% or more of our stock may own, actually or constructively, 10% or more of a tenant from whom we receive rent, other than a TRS.
•	Third, if the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property. However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as rents from real property. With respect to each property we will own we believe either that the personal property ratio will be less than 15% or that any rent attributable to excess personal property will not jeopardize our ability to quality as a REIT. There can be no assurance, however, that the IRS would not challenge out calculation of a personal property ratio, or that a court would not uphold such assertion. If such a challenge were successfully asserted, we could fail to satisfy the 75% or 95% gross income test and this potentially lose our REIT status.
•	Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS which may provide customary and noncustomary services to our tenants without tainting our rental income for the related properties.

If a portion of the rent that we receive from a property does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT qualification. If, however, the rent from a particular property does not qualify as “rents from real property” because either (1) the rent is considered based on the income or profits of the related tenant, (2) the tenant either is a related party tenant or fails to qualify for the exceptions to the related party tenant rule for qualifying TRSs or (3) we furnish noncustomary services to the tenants of the property, or manage or operate the property, other than through a qualifying independent contractor or a TRS, none of the rent from that property would qualify as “rents from real property.”

In addition to rent, our tenants may be required to pay certain additional charges. To the extent that such additional charges represent reimbursements of amounts that we are obligated to pay to third parties, such charges generally will qualify as “rents from real property.” To the extent such additional charges represent penalties for nonpayment or late payment of such amounts, such charges should qualify as “rents from real property.” However, to the extent that late charges do not qualify as “rents from real property,” they instead will be treated as interest that qualifies for the 95% gross income test.

Interest. Interest income generally constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property (and a mortgage on an interest in real property). Except as provided in the following sentence, if we receive interest income with respect to a mortgage loan that is secured by both real and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. In the case of real estate mortgage loans secured by both real and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all property securing the loan, then the personal property securing the loan will be treated as real property for purposes of determining whether the mortgage is qualifying under the 75% asset test and as producing interest income that qualifies for purposes of the 75% gross income test.

The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, interest generally includes the following:

•	an amount that is based on a fixed percentage or percentages of receipts or sales; and
•	an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

We may but do not currently intend to originate mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. In Revenue Procedure 2003-65, the IRS established a safe harbor under which loans secured by a first priority security interest in ownership interests in a partnership or limited liability company owning real property will be treated as real estate assets for purposes of the REIT asset tests described below, and interest derived from those loans will be treated as qualifying income for both the 75% and 95% gross income tests, provided several requirements are satisfied. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, we anticipate that our mezzanine loans typically will not meet all of the requirements for reliance on the safe harbor. To the extent any mezzanine loans that we originate do not qualify for the safe harbor described above, the interest income from the loans will be qualifying income for purposes of the 95% gross income test, but there is a risk that such interest income will not be qualifying income for purposes of the 75% gross income test. We intend to invest in mezzanine loans in a manner that will enable us to continue to satisfy the REIT gross income and asset tests.

Dividends. Our share of any dividends received from any corporation (including any TRS but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest, if any, will be qualifying income for purposes of both gross income tests.

Prohibited Transactions. A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our properties have been or will be held primarily for sale to customers and that all prior sales of our properties were not, and a sale of any of our properties in the future will not be in the ordinary course of our business. However, there can be no assurance that the IRS would not disagree with that belief. Whether a REIT holds a property “primarily for sale to customers in the ordinary course of a trade or business” depends on the facts and circumstances in effect from time to time, including those related to a particular property. A safe harbor to the characterization of the sale of property which is a real estate asset by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

•	the REIT has held the property for not less than two years;
•	the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the adjusted basis of the property do not exceed 30% of the selling price of the property;

•	either (1) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or sales to which Section 1033 of the Code applies, or (2) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year, or (3) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year or (4) the aggregate adjusted basis of property sold during the year is 20% or less of the aggregate adjusted basis of all of our assets as of the beginning of the taxable year and the aggregate adjusted basis of property sold during the 3-year period ending with the year of sale is 10% or less of the aggregate tax basis of all of our assets as of the beginning of each of the three taxable years ending with the year of sale; or (5) the fair market value of property sold during the year is 20% or less of the aggregate fair market value of all of our assets as of the beginning of the taxable year and the fair market value of property sold during the 3-year period ending with the year of sale is 10% or less of the aggregate fair market value of all of our assets as of the beginning of each of the three taxable years ending with the year of sale;
•	in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and
•	if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income or through any of our TRSs.

We will attempt to comply with the terms of the safe-harbor provisions in the U.S. federal income tax laws prescribing when a property sale will not be characterized as a prohibited transaction. However, not all of our prior sales of properties have qualified for the safe-harbor provisions. In addition, we cannot assure you that we can comply with the safe-harbor provisions or that we have avoided and will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.” The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates.

Fee Income. Fee income generally will not be qualifying income for purposes of both the 75% and 95% gross income tests. Any fees earned by a TRS will not be included for purposes of the gross income tests.

Foreclosure Property. We will be subject to tax at the maximum corporate rate on any income from foreclosure property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•	that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;
•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and
•	for which the REIT makes a proper election to treat the property as foreclosure property.

A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year (or, with respect to qualified health care property, the second taxable year) following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. However, this grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•	on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•	on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or
•	which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income or through any of our TRSs.

Hedging Transactions. From time to time, we or our operating partnership may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests provided we satisfy the indemnification requirements discussed below. A “hedging transaction” means either (1) any transaction entered into in the normal course of our or our operating partnership’s trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets and (2) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain). If we have entered into a hedging transaction and a portion of the hedged indebtedness or property is disposed of and in connection with such extinguishment or disposition we enter into a new “clearly identified” hedging transaction, or a Counteracting Hedge, income from the applicable hedge and income from the Counteracting Hedge (including gain from the disposition of such Counteracting Hedge) will not be treated as gross income for purposes of the 95% and 75% gross income tests. We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

COD Income. From time-to-time, we and our subsidiaries may recognize COD income in connection with repurchasing debt at a discount. COD income is excluded from gross income for purposes of both the 95% gross income test and the 75% gross income test.

Foreign Currency Gain. Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or an interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

Failure to Satisfy Gross Income Tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the U.S. federal income tax laws. Those relief provisions are available if:

•	our failure to meet those tests is due to reasonable cause and not to willful neglect; and
•	following such failure for any taxable year, we file a schedule of the sources of our income in accordance with regulations prescribed by the Secretary of the U.S. Treasury.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “— Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test multiplied, in either case, by a fraction intended to reflect our profitability.

Asset Tests

To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including certain receivables and money market funds and, in certain circumstances, foreign currencies;
•	government securities;
•	interests in real property, including leaseholds and options to acquire real property and leaseholds;
•	interests in mortgage loans secured by real property;
•	stock in other REITs;
•	investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term; and
•	(i) personal property leased in connection with real property to the extent that rents attributable to such personal property are treated as “rents from real property,” and (ii) debt instruments issued by “publicly offered REITs” (i.e., REITs which are required to file annual and periodic reports with the SEC under the Securities Exchange Act of 1934).

Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets, or the 5% asset test.

Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power of any one issuer’s outstanding securities or 10% of the value of any one issuer’s outstanding securities, or the 10% vote test or 10% value test, respectively.

Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more TRSs.

Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test, or the 25% securities test.

Not more than 25% of the value of our total assets may be represented by debt instruments issued by publicly offered REITs to the extent not secured by real property or interests in real property.

For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term “securities” does not include shares in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. The term “securities,” however, generally includes debt securities issued by a partnership or another REIT, except that for purposes of the 10% value test, the term “securities” does not include:

•	“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into equity, and (2) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) hold non-”straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

o	a contingency relating to the time of payment of interest or principal, as long as either (1) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (2) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

o	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

•	Any loan to an individual or an estate;
•	Any “section 467 rental agreement,” other than an agreement with a related party tenant;
•	Any obligation to pay “rents from real property”;
•	Certain securities issued by governmental entities;
•	Any security issued by a REIT;
•	Any debt instrument issued by an entity treated as a partnership for U.S. federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and debt securities of the partnership; and
•	Any debt instrument issued by an entity treated as a partnership for U.S. federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “— Gross Income Tests.”

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.

We believe that our holdings of assets comply with the foregoing asset tests, and we intend to monitor compliance on an ongoing basis. However, independent appraisals have not been obtained to support our conclusions as to the value of our assets or the value of any particular security or securities. Moreover, values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. As described above, Revenue Procedure 2003-65 provides a safe harbor pursuant to which certain mezzanine loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% asset test (and therefore, are not subject to the 5% asset test and the 10% vote or value test). See “— Gross Income Tests.” We intend to make mezzanine loans only to the extent such loans will not cause us to fail the asset tests described above.

We will continue to monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. However, there is no assurance that we will not inadvertently fail to comply with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and
•	the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

If we violate the 5% asset test, the 10% vote test or the 10% value test described above, we will not lose our REIT qualification if (1) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (2) we dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of the asset tests (other than de minimis failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (1) dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, (2) we file a description of each asset causing the failure with the IRS and (3) pay a tax equal to the greater of $50,000 or 35% of the net income from the assets causing the failure during the period in which we failed to satisfy the asset tests.

Distribution Requirements

Each year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

•	the sum of
•	90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss, and
•	90% of our after-tax net income, if any, from foreclosure property, minus
•	the sum of certain items of non-cash income.

We must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (1) we declare the distribution before we timely file our U.S. federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (2) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (1) are taxable to the stockholders in the year in which paid, and the distributions in clause (2) are treated as paid on December 31st of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

We will pay U.S. federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year,
•	95% of our REIT capital gain net income for such year, and
•	any undistributed taxable income (ordinary and capital gain) from all periods.

We will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute. In making this calculation, the amount that a REIT is treated as having “actually distributed” during the current taxable year is both the amount distributed during the current year and the amount by which the distributions during the prior year exceeded its taxable income and capital gain for that prior year (the prior year calculation uses the same methodology so, in determining the amount of the distribution in the prior year, one looks back to the year before and so forth).

We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.

It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, we may not deduct recognized capital losses from our “REIT taxable income.” Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to distribute taxable income sufficient to avoid corporate income tax and the excise tax imposed on certain undistributed income or even to meet the 90% distribution requirement. In such a situation, we may need to borrow funds or, if possible, pay taxable dividends of our capital stock or debt securities.

We may satisfy the 90% distribution test with taxable distributions of our stock or debt securities. The IRS has issued private letter rulings to other REITs treating certain distributions that are paid partly in cash and partly in stock as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for U.S. federal income tax purposes. Those rulings may be relied upon only by taxpayers to whom they were issued, but we could request a similar ruling from the IRS. In addition, the IRS previously issued a revenue procedure authorizing publicly traded REITs to make elective cash/stock dividends. Accordingly, it is unclear whether and to what extent we will be able to make taxable dividends payable in cash and stock. We have no current intention to make a taxable dividend payable in our stock.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with these requirements.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “— Gross Income Tests” and “— Asset Tests.”

If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to U.S. federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current and accumulated earnings and profits, distributions to stockholders generally would be taxable as ordinary income. Subject to certain limitations of the U.S. federal income tax laws, corporate stockholders may be eligible for the dividends received deduction and stockholders taxed at individual rates may be eligible for the reduced U.S. federal income tax rate of 20% on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Stockholders

As used herein, the term “U.S. stockholder” means a holder of shares of our common stock that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;
•	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;
•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or
•	any trust if (1) a court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding shares of our common stock, you should consult your tax advisor regarding the consequences of the ownership and disposition of our common stock by the partnership.

As long as we qualify as a REIT, a taxable U.S. stockholder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. A U.S. stockholder will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. stockholder generally will not qualify for the 20% tax rate for “qualified dividend income.” The maximum tax rate for qualified dividend income received by U.S. stockholders taxed at individual rates is currently 20%. The maximum tax rate on qualified dividend income is lower than the maximum tax rate on ordinary income, which is 37%. Qualified dividend income generally includes dividends paid by domestic C corporations and certain qualified foreign corporations to U.S. stockholders that are taxed at individual rates. Because we are not generally subject to U.S. federal income tax on the portion of our REIT taxable income distributed to our stockholders (See — “Taxation of Our Company” above), our dividends generally will not be eligible for the 20% rate on qualified dividend income. As a result, our ordinary REIT dividends will be taxed at the higher tax rate applicable to ordinary income. Under the Tax Cuts and Jobs Act enacted on December 22, 2017, or the TJCA, individuals, trusts, and estates generally may deduct 20% of the “qualified REIT dividends” (i.e., REIT dividends other than capital gain dividends and portions of REIT dividends designated as qualified dividend income, which in each case are already eligible for capital gain tax rates) they receive. The deduction for qualified REIT dividends is not subject to the wage and property basis limits that apply to other types of “qualified business in come” under the TCJA. The 20% deduction for qualified REIT dividends results in a maximum 29.6% federal income tax rate on REIT dividends. As with the other individual income tax changes in the TCJA, the deduction provisions are effective beginning in 2018. Without further legislation, the deduction would sunset after 2025.

However, the 20% tax rate for qualified dividend income will apply to our ordinary REIT dividends (1) attributable to dividends received by us from non-REIT corporations, and (2) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our common stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our common stock becomes ex-dividend.

A U.S. stockholder generally will take into account as long-term capital gain any distributions that we designate as capital gain dividends without regard to the period for which the U.S. stockholder has held shares of our common stock. We generally will designate our capital gain dividends as either 20% or 25% rate distributions. See “— Capital Gains and Losses.” A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such stockholder, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder’s shares of our common stock. Instead, the distribution will reduce the adjusted basis of such stock. A U.S. stockholder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted basis in his or her shares of our common stock as long-term capital gain, or short-term capital gain if the shares of the stock have been held for one year or less, assuming the shares of stock are a capital asset in the hands of the U.S. stockholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

U.S. stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of shares of our common stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the U.S. stockholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of shares of our common stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify U.S. stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

The aggregate amount of dividends that we may designate as “capital gain dividends” or “qualified dividends” with respect to any taxable year may not exceed the dividends paid by us with respect to such year, including dividends that are paid in the following year and if made with or before the first regular dividend payment after such declaration) are treated as paid with respect to such year.

Certain U.S. stockholders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax. The Medicare tax will apply to, among other things, dividends and other income derived from certain trades or business and net gains from the sale or other disposition of property, such as our capital stock, subject to certain exceptions. Our dividends and any gain from the disposition of shares of our common stock generally will be the type of gain that is subject to the Medicare tax.

Taxation of U.S. Stockholders on the Disposition of Shares of our Common Stock

A U.S. stockholder who is not a dealer in securities must generally treat any gain or loss realized upon a taxable disposition of shares of our common stock as long-term capital gain or loss if the U.S. stockholder has held shares of our common stock for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. stockholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis. A stockholder’s adjusted tax basis generally will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. However, a U.S. stockholder must treat any loss upon a sale or exchange of common stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of shares of our common stock may be disallowed if the U.S. stockholder purchases other shares of our common stock within 30 days before or after the disposition.

Capital Gains and Losses

A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate currently is 37%. The maximum tax rate on long-term capital gain applicable to taxpayers taxed at individual rates is 20% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of “Section 1250 property,” or depreciable real property, is 25%, which applies to the lesser of the total amount of the gain or the accumulated depreciation on the Section 1250 property.

With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to U.S. stockholders taxed at individual rates currently at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. Although many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute UBTI. However, if a tax-exempt stockholder were to finance (or be deemed to finance) its acquisition of common stock with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the “debt-financed property” rules. Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the U.S. federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our capital stock must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our capital stock only if:

•	the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;
•	we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our capital stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our capital stock in proportion to their actuarial interests in the pension trust; and
•	either:

o	one pension trust owns more than 25% of the value of our capital stock; or
o	a group of pension trusts individually holding more than 10% of the value of our capital stock collectively owns more than 50% of the value of our capital stock.

Taxation of Non-U.S. Stockholders

The term “non-U.S. stockholder” means a holder of shares of our common stock that is not a U.S. stockholder, a partnership (or entity treated as a partnership for U.S. federal income tax purposes) or a tax-exempt stockholder. The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders are complex. This section is only a summary of such rules. We urge non-U.S. stockholders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on the purchase, ownership and sale of shares of our common stock, including any reporting requirements.

Distributions

A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of a “United States real property interest,” or USRPI, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distribution, and a non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax with respect to that distribution. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN evidencing eligibility for that reduced rate with us;
•	the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income; or
•	the distribution is treated as attributable to a sale of a USRPI under FIRPTA (discussed below).

A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its common stock. Instead, the excess portion of such distribution will reduce the adjusted basis of such stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its common stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its common stock, as described below. We must withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 15% on any portion of a distribution not subject to withholding at a rate of 30%. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. stockholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

For any year in which we qualify as a REIT, a non-U.S. stockholder may incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA. A USRPI includes certain interests in real property and stock in corporations at least 50% of whose assets consist of interests in real property. Under FIRPTA, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution.

However, subject to the discussion below regarding distributions to “qualified shareholders” and “qualified foreign pension funds,” under FIRPTA, if our common stock is regularly traded on an established securities market in the United States, capital gain distributions on our common stock that are attributable to our sale of a USRPI will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as the non-U.S. stockholder did not own more than 10% of our common stock at any time during the one-year period preceding the distribution. In such a case, non-U.S. stockholders generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends.

With respect to any class of our stock that is not regularly traded on an established securities market in the United States, subject to the discussion below regarding distributions to “qualified shareholders” and “qualified foreign pension funds,” capital gain distributions that are attributable to our sale of USRPIs will be subject to tax under FIRPTA, as described above. In such case, we must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold. Moreover, if a non-U.S. stockholder disposes of our common stock during the 30-day period preceding a dividend payment, and such non-U.S. stockholder (or a person related to such non-U.S. stockholder) acquires or enters into a contract or option to acquire our common stock within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. stockholder, then such non-U.S. stockholder shall be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

A U.S. withholding tax at a 30% rate will be imposed on dividends paid to certain non-U.S. stockholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect of such dividends will be required to seek a refund from the IRS to obtain the benefit or such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

Qualified Shareholders. Subject to the exception discussed below, any distribution to a “qualified shareholder” who holds REIT stock directly or indirectly (through one or more partnerships) will not be subject to U.S. tax as income effectively connected with a U.S. trade or business and thus will not be subject to special withholding rules under FIRPTA. While a “qualified shareholder” will not be subject to FIRPTA withholding on REIT distributions, certain investors of a “qualified shareholder” (i.e., non-U.S. persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor) and hold more than 10% of REIT stock (whether or not by reason of the investor’s ownership in the “qualified shareholder”)) may be subject to FIRPTA withholding.

A “qualified shareholder” is a foreign person that (i) either is eligible for the benefits of a comprehensive income tax treaty which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or Nasdaq markets, (ii) is a qualified collective investment vehicle (defined below), and (iii) maintains records on the identity of each person who, at any time during the foreign person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.

A qualified collective investment vehicle is a foreign person that (i) would be eligible for a reduced rate of withholding under the comprehensive income tax treaty described above, even if such entity holds more than 10% of the stock of such REIT, (ii) is publicly traded, is treated as a partnership under the Code, is a withholding foreign partnership, and would be treated as a United States real property holding corporation if it were a domestic corporation, or (iii) is designated as such by the Secretary of the Treasury and is either (a) fiscally transparent within the meaning of section 894 of the Code, or (b) required to include dividends in its gross income, but is entitled to a deduction for distributions to its investors.

Qualified Foreign Pension Funds. Any distribution to a “qualified foreign pension fund” or an entity all of the interests of which are held by a “qualified foreign pension fund” who holds REIT stock directly or indirectly (through one or more partnerships) will not be subject to U.S. tax as income effectively connected with a U.S. trade or business and thus will not be subject to the withholding rules under FIRPTA.

A “qualified foreign pension fund” is any trust, corporation, or other organization or arrangement (A) which is created or organized under the law of a country other than the United States, (B) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (C) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (D) which is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (E) with respect to which, under the laws of the country in which it is established or operates, (i) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (ii) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.

Dispositions

Non-U.S. stockholders could incur tax under FIRPTA with respect to gain realized upon a disposition of shares of our common stock if we are a United States real property holding corporation during a specified testing period, subject to the discussion below regarding distributions to “qualified shareholders” and “qualified foreign pension funds.” If at least 50% of a REIT’s assets are USRPIs, then the REIT will be a United States real property holding corporation. We believe that we are, and that we will continue to be, a United States real property holding corporation based on our investment strategy. However, even if we are a United States real property holding corporation, a non-U.S. stockholder generally would not incur tax under FIRPTA on gain from the sale of shares of our common stock if we are a “domestically controlled qualified investment entity.”

A “domestically controlled qualified investment entity” includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. stockholders. We cannot assure you that this test will be met.

If our common stock is regularly traded on an established securities market, an additional exception to the tax under FIRPTA will be available with respect to our common stock, even if we do not qualify as a domestically controlled qualified investment entity at the time the non-U.S. stockholder sells our common stock. Under that exception, the gain from such a sale by such a non-U.S. stockholder will not be subject to tax under FIRPTA if (1) our common stock is treated as being regularly traded under applicable Treasury Regulations on an established securities market and (2) the non-U.S. stockholder owned, actually or constructively, 10% or less of our common stock at all times during a specified testing period. As noted above, we expect that our common stock will be regularly traded on an established securities market following this offering.

A sale of our shares by:

•	a “qualified shareholder” or

•	a “qualified foreign pension fund”

who holds our shares directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income taxation under FIRPTA. While a “qualified shareholder” will not be subject to FIRPTA withholding upon sale of our shares, certain investors of a “qualified shareholder” (i.e., non-U.S. persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor) and hold more than 10% of REIT stock (whether or not by reason of the investor’s ownership in the “qualified shareholder”)) may be subject to FIRPTA withholding.

If the gain on the sale of shares of our common stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. In addition, distributions that are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a non-U.S. stockholder treated as a corporation (under U.S. federal income tax principles) that is not otherwise entitled to treaty exemption. Finally, if we are not a domestically controlled qualified investment entity at the time our stock is sold, and the non-U.S. stockholder does not qualify for the exemptions described in the preceding paragraph, under FIRPTA the purchaser of shares of our common stock also may be required to withhold 15% of the purchase price and remit this amount to the IRS on behalf of the selling non-U.S. stockholder.

With respect to individual non-U.S. stockholders, even if not subject to FIRPTA, capital gains recognized from the sale of shares of our common stock will be taxable to such non-U.S. stockholder if he or she is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual may be subject to a U.S. federal income tax on his or her U.S. source capital gain.

A U.S. withholding tax at a 30% rate will be imposed on proceeds from the sale of shares of our common stock by certain non-U.S. stockholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect of such proceeds will be required to seek a refund from the IRS to obtain the benefit or such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

Information Reporting Requirements and Withholding

We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding with respect to distributions unless the stockholder:

•	is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us.

Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that the non-U.S. stockholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption effected outside the U.S. by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition by a non-U.S. stockholder of shares of our common stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder’s U.S. federal income tax liability if certain required information is furnished to the IRS. Stockholders should consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

U.S. withholding tax at a 30% rate will be imposed on dividends received by U.S. stockholders who own shares of our common stock through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed on proceeds from the sale of shares of our common stock received by U.S. stockholders who own shares of our common stock through foreign accounts or foreign intermediaries. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. stockholders who fail to certify their non-foreign status to us. We will not pay any additional amounts in respect of amounts withheld.

Other Tax Consequences

Tax Aspects of Our Investments in Our Operating Partnership and Subsidiary Partnerships

The following discussion summarizes certain U.S. federal income tax considerations applicable to our direct or indirect investments in our operating partnership and any subsidiary partnerships or limited liability companies that we form or acquire (each individually a “Partnership” and, collectively, the “Partnerships”). The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as Partnerships. We are entitled to include in our income our distributive share of each Partnership’s income and to deduct our distributive share of each Partnership’s losses only if such Partnership is classified for U.S. federal income tax purposes as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity is treated as having only one owner or member for U.S. federal income tax purposes) rather than as a corporation or an association taxable as a corporation. An unincorporated entity with at least two owners or members will be classified as a partnership, rather than as a corporation, for U.S. federal income tax purposes if it:

•	is treated as a partnership under the Treasury Regulations relating to entity classification (the “check-the-box regulations”); and

•	is not a “publicly-traded partnership.”

Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity is treated as having only one owner or member for U.S. federal income tax purposes) for U.S. federal income tax purposes. Once our operating partnership is no longer treated as a disregarded entity, we intend for our operating partnership intends to be classified as a partnership for U.S. federal income tax purposes and will not cause our operating partnership to elect to be treated as an association taxable as a corporation under the check-the-box regulations.

A publicly-traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly-traded partnership will not, however, be treated as a corporation for any taxable year if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly-traded partnership, 90% or more of the partnership’s gross income for such year consists of certain passive-type income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends, or (the “90% passive income exception”). Treasury Regulations provide limited safe harbors from the definition of a publicly-traded partnership. Pursuant to one of those safe harbors (the “private placement exclusion”), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act of 1933, as amended, and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (1) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. Each Partnership in which we own an interest currently qualifies for the private placement exclusion.

We have not requested and do not intend to request a ruling from the IRS that our operating partnership will be classified as a partnership for U.S. federal income tax purposes once it is treated as having two or more partners for U.S. federal income tax purposes. If for any reason our operating partnership were taxable as a corporation, rather than as a partnership, for U.S. federal income tax purposes, we likely would not be able to qualify as a REIT unless we qualified for certain relief provisions. See “— Gross Income Tests” and “— Asset Tests.” In addition, any change in a Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “— Distribution Requirements.” Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership’s taxable income.

Income Taxation of the Partnerships and their Partners

Partners, Not the Partnerships, Subject to Tax. A partnership is not a taxable entity for U.S. federal income tax purposes. Rather, we are required to take into account our allocable share of each Partnership’s income, gains, losses, deductions, and credits for any taxable year of such Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from such Partnership.

Partnership Allocations. Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the U.S. federal income tax laws governing partnership allocations. If an allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership’s allocations of taxable income, gain, and loss are intended to comply with the requirements of the U.S. federal income tax laws governing partnership allocations.

Tax Allocations with Respect to Partnership Properties. Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss (“built-in gain” or “built-in loss”) is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Any property purchased for cash initially will have an adjusted tax basis equal to its fair market value, resulting in no book-tax difference.

Allocations with respect to book-tax differences are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The U.S. Treasury Department has issued regulations requiring partnerships to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods. Under certain available methods, the carryover basis of contributed properties in the hands of our operating partnership (1) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (2) in the event of a sale of such properties, could cause us to be allocated taxable gain in excess of the economic or book gain allocated to us as a result of such sale, with a corresponding benefit to the contributing partners. An allocation described in (2) above might cause us to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements and may result in a greater portion of our distributions being taxed as dividends. We have not yet decided what method will be used to account for book-tax differences.

Sale of a Partnership’s Property

Generally, any gain realized by a Partnership on the sale of property held by the Partnership for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Under Section 704(c) of the Code, any gain or loss recognized by a Partnership on the disposition of contributed properties will be allocated first to the partners of the Partnership who contributed such properties to the extent of their built-in gain or loss on those properties for U.S. federal income tax purposes. The partners’ built-in gain or loss on such contributed properties will equal the difference between the partners’ proportionate share of the book value of those properties and the partners’ tax basis allocable to those properties at the time of the contribution as reduced for any decrease in the “book-tax difference.” See “— Income Taxation of the Partnerships and their Partners — Tax Allocations with Respect to Partnership Properties.” Any remaining gain or loss recognized by the Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the Partnership.

Our share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for REIT qualification. See “— Gross Income Tests.” We do not presently intend to acquire or hold or to allow any Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or such Partnership’s trade or business.

Legislative or Other Actions Affecting REITs

The present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Additionally, several of the tax considerations described herein are currently under review and are subject to change. Prospective stockholders are urged to consult with their own tax advisors regarding the effect of potential changes to the federal tax laws on an investment in shares of our common stock.

State and Local Taxes

We and/or you may be subject to taxation by various states and localities, including those in which we or a stockholder transacts business, owns property or resides. The state and local tax treatment may differ from the U.S. federal income tax treatment described above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws upon an investment in shares of our common stock.

PLAN OF DISTRIBUTION

We may sell the common stock offered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to purchasers;

•	through agents;

•	to or through underwriters;

•	through dealers;

•	in block trades;

•	through a combination of any of these methods; or

•	through any other method permitted by applicable law and described in a prospectus supplement.

The prospectus supplement with respect to any offering of common stock will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or public offering price of the common stock;

•	the net proceeds from the sale of the common stock;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Any public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of the offered common stock may be effected from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Sales through Underwriters or Dealers

If underwriters are used in the sale, the underwriters may resell the common stock from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer common stock to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the common stock will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered common stock if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers. In connection with the sale of the common stock, underwriters may receive compensation from us or from purchasers of the common stock, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the common stock to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, dealers and agents that participate in the distribution of the common stock may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the common stock they realize may be deemed to be underwriting discounts and commissions, under the Securities Act.

We will describe the name or names of any underwriters, dealers or agents, any compensation they receive from us and the purchase price of the common stock in a prospectus supplement relating to the common stock.

We may sell the common stock directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of the common stock. We will describe the terms of any sales of the common stock in the applicable prospectus supplement.

To facilitate the offering of common stock, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the common stock. This may include over-allotments or short sales of the common stock, which involve the sale by persons participating in the offering of more common stock than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the common stock by bidding for or purchasing common stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if common stock sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time. From time to time, we may engage in transactions with these underwriters, dealers, and agents in the ordinary course of business.

Direct Sales and Sales through Agents

We may sell the common stock directly. In this case, no underwriters or agents would be involved.

We also may sell the common stock through agents designated by us from time to time. Any agent involved in the offer or sale of the offered common stock in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Underwriters or agents could make sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the NASDAQ, the existing trading market for our common stock or sales made to or through a market maker other than on an exchange. Any agent may, and if acting as agent in an “at-the-market” equity offering will, be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered common stock.

Remarketing Arrangements

Common stock also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase common stock from us at the public offering price under delayed delivery contracts. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. These contracts would provide for payment and delivery on a specified date in the future. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the common stock shall not, at the time of delivery, be prohibited under the laws of the jurisdiction to which the purchaser is subject. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

General Information

We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with, or perform services for, us in the ordinary course of their businesses.

LEGAL MATTERS

Certain legal and tax matters, including the validity of the shares of common stock offered hereby, will be passed upon for us by Kaplan Voekler Cunningham & Frank, PLC. Kaplan Voekler Cunningham & Frank, PLC also provides legal services to some of our affiliates. The statements under the caption “Material Federal Income Tax Considerations” as they relate to U.S. federal income tax matters have been reviewed by our tax counsel, which will opine as to certain federal income tax matters relating to our company. Kaplan Voekler Cunningham & Frank, PLC will issue an opinion regarding certain matters of Maryland law, including the validity of the shares of common stock offered hereby.

EXPERTS

The (i) consolidated financial statements of Medalist Diversified REIT, Inc. and subsidiaries as of December 31, 2020 and December 31, 2019, and for each of the years in the two-year period ended December 31, 2020, which is incorporated by reference in this prospectus, and (ii) the statement of revenues and certain operating expenses of Lancer Center Shopping Center for the year ended December 31, 2020, have been audited by Cherry Bekaert LLP, an independent registered public accounting firm, as set forth in their reports thereon, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act.

We will provide to each person, including any beneficial owner, to whom our prospectus is delivered, upon request, a copy of any or all of the information that we have incorporated by reference into our prospectus but not delivered with our prospectus. To receive a free copy of any of the documents incorporated by reference in our prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write us at:

Medalist Diversified REIT, Inc.

1051 E. Cary Street

Suite 601

James Center Three

Richmond, Virginia 23219

Our website at www.medalistreit.com contains additional information about us. Our website and the information contained therein or connected thereto do not constitute a part of this prospectus or any supplement thereto.

We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered hereby, of which this prospectus is a part under the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement, portions of which have been omitted as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the content of any contract or other document incorporated by reference in this registration statement are necessarily summaries of such contract or other document, with each such statement being qualified in all respects by such contract or other document as incorporated by reference in this registration statement. For further information regarding our company and the securities offered by this prospectus, reference is made by this prospectus to the registration statement and the schedules and exhibits incorporated therein by reference.

The registration statement and the schedules and exhibits forming a part of the registration statement filed by us with the SEC can be inspected and copies obtained from the Securities and Exchange Commission at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the Securities and Exchange Commission, Room 1580, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a website that contains reports, proxies and information statements and other information regarding our company and other registrants that have been filed electronically with the SEC. The address of such site is http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus and any accompanying prospectus supplement. Any statement contained in a document which is incorporated by reference into this prospectus and any accompanying prospectus supplement is automatically updated and superseded if information contained in this prospectus or any accompanying prospectus supplement, or information that we later file with the SEC, modifies or replaces this information. We incorporate by reference the following documents we filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 11, 2021;

•	the Amendment No. 1 to our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 31, 2021;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 14, 2021;

•	our Current Report on Form 8-K (including amendments thereto), filed with the SEC on January 8, 2021, January 22, 2021, February 23, 2021, March 22, 2021, April 13, 2021, April 22, 2021, May 19, 2021, June 8, 2021, June 9, 2021 and June 10, 2021; and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on October 25, 2018;

We are also incorporating by reference additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act: (i) after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of the registration statement and (ii) after the date of this prospectus and prior to the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

Up to $6,665,299 of
Common Stock

PROSPECTUS SUPPLEMENT

November 17, 2021